EXHIBT 6


[COMPOSITE COPY
                                                 GIVING EFFECT
TO AMENDMENT
                                           NOS. 1-11 AND TO
TERMINATION AND
                                                  AMENDMENT
AGREEMENT DATED
                                                    AS OF
JANUARY 12, 1994]







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                                         TORTOISE CORP.


                      _________________________________



             AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of May 20, 1993


                      _________________________________



     INTERNATIONALE NEDERLANDEN BANK N.V., NEW YORK BRANCH




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PAGE

 AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 20, 1993, between: TORTOISE CORP., a corporation duly organized and validly existing under the laws of New York (the "Company"); and INTERNATIONALE NEDERLANDEN BANK N.V., NEW YORK BRANCH (together with any assignee thereof, the "Bank"), formerly known as NMB Postbank Groep N.V., New York Branch.

 WHEREAS, the Company and the Bank have heretofore entered into a certain Credit Agreement, dated as of January 10, 1991, as successively amended (the "Original Credit Agreement"); and

 WHEREAS, the Company and the Bank now desire to amend and restate the Original Credit Agreement;

 NOW, THEREFORE, in consideration of the mutual agreements contained herein, (i) the Company and the Bank agree that the Original Credit Agreement is hereby amended and restated in its entirety as provided for herein, and (ii) the Company and the Bank further agree as follows:


 Section 1.  Definitions and Accounting Matters.

 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

 "ACF" shall mean ACF Industries, Incorporated, a New Jersey corporation, and its successors and assigns.

 "ACF Holding" shall mean ACF Industries Holding Corp., a
Delaware corporation, and its successors and assigns.

 "ACF Holding Guaranty" shall mean that certain Guaranty, dated June 17, 1994, as the same may be modified and supplemented and in effect from time to time, from ACF Holding in favor of the Bank.

 "ACL II C" shall mean American Car Line II Company, a
Delaware corporation.

 "ACL II C Guaranty" shall mean the Guaranty substantially in the form of Exhibit C-2 from ACL II C to the Bank, as the same shall be modified and supplemented and in effect from time to time. ACL II C is being compensated by the Company for executing and delivering the ACL II C Guaranty.

 "ACL II C Security Agreement" shall mean the security agreement-trust deed dated May 20, 1993 between ACL II C and the Bank, as the same shall be modified and supplemented and in effect from time to time.

 "Advances" shall mean (i) loans made under credit or loan agreements between or among one or more borrowers and one or more financial institutions of which loans the Company is the direct beneficial owner and the owner of record and
(ii) participations in loans made under credit or loan agreements between or among one or more borrowers and one or more financial institutions which participations the Company holds pursuant to participation agreements satisfactory to the Bank in form and substance with one or more financial institutions.

 "Affiliate" shall mean any person which directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate solely by reason of his or her being a director, officer or employee of the Company.

 "Agreement" shall mean, on any date, this Credit Agreement as originally in effect and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

 "AKF" shall mean AKF Corp., a Delaware corporation.

 "AKF Railcar Credit Agreement" shall mean that certain Credit
Agreement, dated as of December 21, 1994, between AKF and the Bank, as the same shall be amended, supplemented, amended and restated, or otherwise modified from time to time.

 "AKF Security Agreement" shall mean that certain Security
Agreement-Trust Deed, dated as of December 21, 1994, between
AKF and the Bank, as the same shall be modified and supplemented and in effect from time to time.

 "Applicable Lending Office" shall mean the Principal Office or, with respect to any Type of Loan, such other office of the Bank (or of an affiliate of the Bank) as the Bank may from time to time specify to the Company as the office by which the Loans of such Type are to be made and maintained.

 "Applicable Margin" shall mean:  (a) with respect to Base
Rate Loans, 1-1/2% per annum; and (b) with respect to Eurodollar Loans, 3-1/2% per annum.

 "AREP" shall mean American Real Estate Partners, L.P., a
Delaware limited partnership.

 "Assets" shall mean Advances and Securities.

 "Base Rate" shall mean, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% per annum and
(b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

 "Base Rate Loans" shall mean Loans which bear interest at rates based upon the Base Rate.

 "Basic Documents" shall mean, collectively, this Agreement, the Letters of Credit and all applications therefor, the Note, the ARAC Guaranty, the Bayswater Guaranty, the Tortoise
Guaranty and the Security Documents.

 "Bayswater Guaranty" shall mean the Guaranty, dated as of December 22, 1993, from the Company to the Bank, as the same shall be modified and supplemented and in effect from time to time.

 "BGLS" means BGLS Inc., a Delaware corporation.

 "Brooke Partners" means Brooke Partners, L.P., a Delaware limited partnership.

 "Borrowing Base" shall mean, at any time, an amount equal to the sum at such time of (i) 50% of the Portfolio Value plus
(ii) the aggregate amount of cash and Permitted Investments on deposit in the Collateral Account.

 "Borrowing Value" shall mean, with respect to any Asset at any time, an amount equal to 50% of the Fair Market Value of such Asset at such time.

 "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

 "Capital Lease Obligations" shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

 "Closing Date" shall mean the date hereof.

 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

 "Collateral Account" shall have the meaning assigned that term in the Security Agreement.

 "Commitment" shall mean the obligation of the Lender to make Loans to and to issue Letters of Credit for the account of the Company in an aggregate amount at any one time outstanding up to but not exceeding $200,000,000 (as the same may be reduced at any time or from time to time pursuant to Section 2.04 hereof).

 "Commitment Termination Date" shall mean December 19, 1996.

 "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

 "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar
Loan from one Interest Period to the next Interest Period.

 "Contract" is defined in Section 3.06.

 "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.08 hereof of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by the Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

 "Credit Extension" shall mean, as the context may require,

  (a)  the making of a Loan; or

  (b)  the issuance or extension of any Letter of Credit.

 "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

 "Disbursement" shall mean any payment made under a Letter of Credit by the Bank to the beneficiary (or its assignee or transferee) of such Letter of Credit.

 "Disbursement Date" is defined in Section 3.04.

  "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company, but excluding dividends payable solely in shares of capital stock of the Company.

 "Dollars" and "$" shall mean lawful money of the United
States of America.

 "Eligible Pledged Advances" shall mean all Pledged Advances other than (i) Pledged Advances owing by any Person to the extent that the Fair Market Value of all Pledged Assets issued or otherwise owing by such Person exceeds 15% (or such higher or lower percentage, if any, specified by the Bank to the Company at the time (or from time to time as the Bank and the Company may mutually agree) it initially accepted Assets issued or otherwise owing by such Person as Eligible Pledged Assets) of the Portfolio Value as at the time of determination and (ii) Pledged Advances as to which there exists any restriction (including, without limitation, any requirement that prior consent of any Person be obtained, but excluding any limitation that has been waived to the satisfaction of the
Bank) in the documentation relating thereto limiting the right of any holder thereof to assign or pledge the same or the right of any pledgee thereof to exercise foreclosure remedies with respect thereto, unless the Bank has otherwise agreed in writing.

 "Eligible Pledged Assets" shall mean Eligible Pledged
Advances and Eligible Pledged Securities.

 "Eligible Pledged Securities shall mean (a) all Pledged Securities constituting RJR Common Stock and (b) all other Pledged Securities other than Pledged Securities issued by any Person (other than RJR with respect to the RJR Common Stock) to the extent that the Fair Market Value of all Pledged Assets issued or otherwise owing by such Person exceeds (i) in the case of AREP limited partnership interests, 20% of the Portfolio Value as at the time of determination, (ii) in the case of the aggregate of (a) the 14.5% notes due April 1, 1998 issued by Brooke Partners, (b) the 13.75% notes due March 1, 1997 issued by BGLS, (c) the 11.50% notes due February 1, 1999 issued by Liggett and (d) the class A and class B preferred stock, par value $0.01 per share and par value $0.10 per share, respectively, of New Valley, collectively, 15% of the Portfolio Value as at the time of determination and (iii) in all other cases (other than with respect to the RJR Common Stock), 15% of the Portfolio Value as at the time of determination (or such higher or lower percentage, if any, specified by the Lender to the Company at the time (or from time to time as the Lender and the Company may mutually agree) it initially accepted Assets issued or otherwise owing by such Person as Eligible Pledged Assets).

 "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended from time to time.

 "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

 "Escrow Instructions" shall mean escrow instructions from each of ACF, Tortoise, Unicorn Associates Corporation, a New York corporation, and Chelonian Corp., a New York corporation, each substantially in the form of Exhibit C-1 hereto, as each may be amended, restated or otherwise modified, from time to time, each executed pursuant to this agreement.

 "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Bank for such Interest Period.

 "Eurodollar Loans" shall mean Loans interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

 "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Bank to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

 "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

 "Excess Equity" shall mean at any time, the difference between (but not less than zero) (A) the sum of (x) the aggregate Fair Market Value of Eligible Pledged Securities at such time, plus (y) the aggregate Fair Market Value of Eligible Pledged Advances at such time, plus (z) the aggregate amount of cash and Permitted Investments on deposit in the Collateral Account at such time, and (B) the sum of (x) the aggregate outstanding principal amount of the Loans at such time, plus (y) the aggregate amount of all Letter of Credit Outstandings at such time.

 "Fair Market Value" shall mean at any time:

  (a) with respect to any Security, the arithmetic mean of the bid prices quoted by the Valuation Sources for such Security to the Bank for the purchase of such Security at such time; provided that (i) if any Valuation Source for such Security does not timely furnish such information, the Bank may determine such Fair Market Value by reference to the arithmetic mean of bid prices quoted by the remaining Valuation Sources for such Security, (ii) if no Valuation Source for such Security timely furnished such information, the "Fair Market Value" of such Security at such time shall mean the fair market value thereof at such time as determined by the Bank in its sole discretion, and (iii) the "Fair Market Value" of any Security proposed by the Company to be a Pledged Security shall mean, at the time such Security becomes a Pledged Security, the cash purchase price paid by the Company for such Security in an open market transaction not with an Affiliate where the purchase is substantially contemporaneous with the pledge of such Security to the Bank under the Security Agreement (or with an order for delivery to the Bank against payment according to customary business terms). Notwithstanding clauses (i) and (ii), but subject to clause
(iii), of the preceding sentence, the Company may complete each Valuation Certificate and make each Credit Extension request hereunder on the basis of quotes of bid prices for the relevant Securities at the relevant time from sources reasonably believed by it to be reliable and the Bank may (but shall not be required to) rely upon such determinations by the Company; provided that, through and including the second Business Day following the date of such Valuation Certificate or Credit Extension request, as the case may be, the Bank may notify the Company that the amount of such determination by the Company exceeded the Fair Market Value of the relevant Securities, in which case (i) if such Valuation Certificate incorrectly showed the Company to be in compliance with
Section 8.14 hereof on any date, the Fair Market Value of such Securities on the date the Bank furnishes such notice to the Company shall for all purposes of the Basic Documents be deemed to be the lower of Fair Market Value of such Securities as at the date of such Valuation Certificate or such Fair Market Value on the date of such notice and (ii) if the amount of such Credit Extension exceeded the amount to which the Company was entitled by reason of clause (a) of the second sentence of Section 2.01 hereof, the Bank shall be entitled to demand at any time through and including such second Business Day that the Company immediately pay or prepay Loans and/or pay funds into the Collateral Account in an aggregate principal amount equal to such excess;

  (b) with respect to any Advance, (i) at the time such Advance becomes a Pledged Advance until the first Valuation Event (as defined in the following clause (ii)), the amount agreed upon by the Bank and the Company at such time or
(ii) at any time after the provision by the Company of a Valuation Certificate with respect to any Advance (each such disclosure being referred to herein as a "Valuation Event") the value of such Advance most recently disclosed by the Company in a Valuation Certificate; provided that through and including the third Business Day following the date of any Valuation Event, the Bank may notify the Company that it disagrees with the value so disclosed (the date of such notice being referred to herein as a "Notification Date"), specifying a value that it believes is the appropriate Fair Market Value for such Advance, in which case (A) the Company and the Bank shall negotiate in good faith with a view toward reaching agreement on the Fair Market Value of such Advance or on the identity of an independent third Person to determine such Fair Market Value, (B) if the Company and the Bank do not so agree on or before the third Business Day following such Notification Date, the Company and the Bank shall on such third Business Day each appoint any one of Bear, Stearns & Co., Inc., Goldman, Sachs & Co., Jefferies & Co., Inc., Oppenheimer & Co., Inc. and Credit Research & Trading, Inc. (each, an "Acceptable Appraiser") to select a third Acceptable Appraiser (the "Appointed Appraiser") to determine the fair market value of such Advance on or before the sixth Business Day after the Notification Date, provided that if the Bank does not, on such third Business Day, appoint an Acceptable Appraiser to select a third Acceptable Appraiser, the Acceptable Appraiser appointed by the Company shall be the Appointed Appraiser, (C) if an Appointed Appraiser determines the fair market value of an Advance as contemplated by the preceding clause (B) on or before the sixth Business Day following a Notification Date, such fair market value shall be the Fair Market Value of such Advance until the next Valuation Event and (D) if the Fair Market Value of an Advance is not determined on or before the sixth Business Day following a Notification Date, such Fair Market Value shall thereafter be determined by the Bank from time to time thereafter in its sole discretion. The fees and expenses of the independent Persons referred to in clause (B) above shall be shared 50/50 by the Bank and the Company.

 "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve

System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Bank.

 "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

 "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

 "High Coast" shall mean High Coast Limited Partnership, a
Delaware limited partnership.

 "High Coast Letter Agreement" shall mean a letter agreement, in the form of Exhibit G attached hereto, among the Company, High Coast and the Lender, as the same shall be amended, supplemented, amended and restated, or otherwise modified from time to time.

 "High River" means High River Limited Partnership, a Delaware limited partnership.

 "High River Letter Agreement" means a letter agreement, in the form of Exhibit H attached hereto, among the Company, High
River and the Lender, as the same shall be amended, supplemented, amended and restated, or otherwise modified from time to time with the prior consent of the Lender.

 "IHC" shall mean Icahn Holding Corporation, a Delaware corporation.

 "IHC Indemnification Agreement" shall mean that certain
Indemnification Agreement, dated as of December 30, 1993, made by IHC in favor of the Bank, as the same shall be modified and supplemented and in effect from time to time.

 "Indebtedness" shall mean, for any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

 "Indemnification Agreement" shall mean that certain
Indemnification Agreement, dated as of May 20, 1993, as the same shall be modified and supplemented and in effect from time to time, from IHC.

 "Indemnified Liabilities" is defined in Section 3.08.

 "Indemnified Parties" is defined in Section 3.08.

 "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company may select as provided in Section 4.04 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder.

 "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

 "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding
90 days representing the purchase price of inventory or supplies sold in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or
(d) the entering into of any Interest Rate Protection
Agreement.

 "Issuance Date" is defined in Section 3.03.

 "Issuance Request" shall mean an issuance request duly completed and executed by an authorized officer of the Company substantially in the form of Exhibit F hereto.

 "Letter of Credit" shall mean any irrevocable stand-by letter of credit issued pursuant to an Issuance Request by the Bank for the account of the Company in a form acceptable to the Bank and the Company and in a Stated Amount requested by the Company.

 "Letter of Credit Outstandings" shall mean, on any date, an amount equal to the sum of

  (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit plus

  (b)  the then aggregate amount of all unpaid and outstanding
Reimbursement Obligations.

 "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, the Company shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

 "Liggett" means Liggett Group Inc., a Delaware corporation.

 "Loans" shall mean the loans provided for by Section 2.01 hereof.

 "Maintenance Base" shall mean, at any time, an amount equal to the sum at such time of (i) 60% of the Portfolio Value at such time plus (ii) the aggregate amount of cash and Permitted
Investments on deposit in the Collateral Account.

 "Margin Stock" shall mean margin stock within the meaning of Regulations U and X.

 "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of the Company, the Parent Corporation, ACF or AKF, (b) the ability of the Company to perform its obligations under any of the Basic Documents,
(c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Bank under any of the Basic Documents, or (e) the Company's ability to make timely payment of the principal of or interest on or fees relating to the Credit Extensions or other amounts payable in connection therewith; provided that a decline in the Portfolio Value to an amount equal to or exceeding the Maintenance Base shall not by itself be deemed to constitute a Material Adverse Effect.

 "Monthly Dates" shall mean the last Business Day of each calendar month.

 "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

 "New Valley" means New Valley Corporation, a Delaware corporation.

 "Note" shall mean the promissory note provided for by Section
2.07 hereof.

 "Outstanding Amount" is defined in Section 2.09.

 "Original Credit Agreement" is defined in the first recital.

 "Parent Corporation" shall mean such corporation as may from time to time own all of the issued and outstanding shares of capital stock of the Company.

 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

 "Permitted Investments" shall have the meaning assigned that term in the Security Agreement.

 "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

 "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA
Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

 "Pledged Advances" shall have the meaning assigned to that term in the Security Agreement.

 "Pledged Assets" shall have the meaning assigned to that term in the Security Agreement.

 "Pledged Securities" shall have the meaning assigned to that term in the Security Agreement.

 "Portfolio Value" shall mean, at any time, the sum at such time of (i) the aggregate Fair Market Value of Eligible
Pledged Securities plus (ii) the lesser of (x) $200,000,000 or
(y) the aggregate Fair Market Value of Eligible Pledged
Advances.

 "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement, the Note, or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% above the Base Rate as in effect from time to time plus the Applicable Margin (if any) (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% above the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

 "Prime Rate" shall mean the rate of interest from time to time announced by the Bank at the Principal Office as its prime commercial lending rate; provided that if the Bank shall cease to announce a prime commercial lending rate, then "Prime Rate" shall mean the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's

"prime" or other rate determined by the Bank to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Bank shall, during such period, determine the "Prime Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

 "Principal Office" shall mean the principal office of the Bank, presently located at 135 East 57th Street, New York,
New York 10022-2101.

 "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

 "Railcar Credit Agreement" shall mean that certain Credit
Agreement, dated as of May 20, 1993, as from time to time amended, supplemented, amended and restated, or otherwise modified, between ACL II C and the Bank.

 "Regulations D, U and X" shall mean, respectively, Regulations D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

 "Regulatory Change" shall mean any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

 "Reimbursement Obligation" is defined in Section 3.06.

 "Reporting Parent" shall mean a direct or indirect parent corporation of the Company whose consolidated financial statements include the Company as a Consolidated Subsidiary provided that such corporation is not a direct or indirect parent of Highcrest Investors Corp., a Delaware corporation.

 "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
(ii) any category of extensions of credit or other assets which includes Eurodollar Loans.

 "RJR" means RJR Nabisco Holdings Corp., a Delaware corporation.

 "RJR Common Stock" means the common stock, par value $0.01 per share, of RJR.

 "Securities" shall mean high-yield bonds, or securities received therefor as a result of reorganization, exchanges or conversions in each case that are "securities" as defined in
Section 8-102(l)(c) of the Uniform Commercial Code of the State of
New York.

 "Security Agreement" shall mean the Amended and Restated Security Agreement substantially in the form of Exhibit C-1 hereto between the Company and the Bank, as the same shall be modified and supplemented and in effect from time to time.

 "Security Documents" shall mean, the Security Agreement and all Uniform Commercial Code financing statements required by this Agreement or the Security Agreement to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement.

 "Settlement Plan" shall mean that certain Settlement
Agreement, dated as of January 5, 1993, as the same may be modified and supplemented and in effect from time to time, among Trans World Airlines, Inc., Official Unsecured
Creditors' Committee of Trans World Airlines, Inc., Pension
Benefit Guaranty Corporation, The Icahn Entities described therein and various other parties.

 "Stated Amount" shall mean the face amount of a Letter of

Credit as such amount is in effect on the issuance date thereof.

 "Stated Expiration Date" is defined in Section 3.03.

 "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly-Owned Subsidiary" shall mean any such corporation, partnership or other entity of which all of such securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

 "Tangible Net Worth" shall mean, as at any date, the sum for the Company of the following, determined in accordance with GAAP (except that Securities shall be carried at current market value):

  (a) the amount of capital stock, plus

  (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

  (c) the sum of the following: cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, and all reserves.

 "Tortoise Guaranty" shall mean that certain Guaranty, dated as of December 31, 1994, from the Company to the Bank, as the same shall be modified and supplemented and in effect from time to time.

 "Type" shall have the meaning assigned that term in Section
1.03 hereof.

 "Valuation Certificate" shall mean a certificate of the chief financial officer of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

 "Valuation Sources" shall mean, for any Pledged Security, three of the Persons listed on Annex I hereto specified by the Bank in a notice to the Company at or before the time such Pledged Security is pledged to the Bank under the Security Agreement; provided that the Bank may at any time or from time to time designate another Person listed on Annex I hereto to replace a Valuation Source for such Pledged Security upon three Business Days' notice to the Company (or such shorter period as the Company may agree).

 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Bank hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with that used in the audited consolidated financial statements of the Company and the consolidated Subsidiaries referred to in
Section 7.02 hereof. To enable the ready and consistent determination of compliance with the covenants set forth in
Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

 1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

 Section 2.  The Commitments.

 2.01 Loans. The Bank agrees, on the terms of this Agreement, to make loans (the "Loans") to the Company in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date (or any earlier date of termination of the Commitment) in an aggregate principal amount at any one time outstanding, together with the aggregate amount of all Letter of Credit Outstandings, up to but not exceeding the amount of the Commitment as in effect from time to time. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow the Loans by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.08 hereof) or Continue Loans of one Type as Loans of the same Type; provided that (a) the Company shall not be entitled to make any borrowing unless either (i) the Borrowing Base is at least equal to the aggregate principal amount of the Loans outstanding and Letter of Credit Outstandings after giving effect thereto or (ii) substantially simultaneously with such borrowing Assets with a Borrowing Value equal to or more than the principal amount of such borrowing (excluding Advances to the extent that, when included as Eligible Pledged Advances, the aggregate Fair Market Value of all Eligible Pledged Advances would exceed $200,000,000 when any obligations are outstanding under the AKF Railcar Credit Agreement and the AKF Railcar Credit Agreement is in full force and effect, or $200,000,000 thereafter), become Eligible Pledged Assets in accordance with
Section 2.10 hereof (and the Bank shall be satisfied with the manner and timing of the creation and perfection of its security interest in any Eligible Pledged Assets), and (b) no more than three separate Interest Periods in respect of Eurodollar Loans may be outstanding at any one time, and (c) the Bank shall not be required to make and the Company shall not be permitted to borrow, any Loan if, after giving effect thereto, the aggregate principal amount of the sum of all Loans outstanding hereunder, all Letter of Credit Outstandings hereunder, and all loans and letter of credit outstandings under the AKF Railcar Credit Agreement would exceed $200,000,000.

 2.02 Borrowings. The Company shall give the Bank notice of each borrowing hereunder as provided in Section 4.04 hereof. On the date specified for each borrowing hereunder, the Bank shall, subject to the terms and conditions of this Agreement, make available the amount of such borrowing to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with the Bank at the Principal Office designated by the Company.

 2.03 Letters of Credit. The Bank agrees, on the terms of this Agreement, to issue Letters of Credit for the account of the Company in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date (or any earlier date of termination of the Commitment) in an aggregate Stated Amount at any one time outstanding, together with all other Letter of Credit Outstandings and the aggregate principal amount of the Loans then outstanding, up to but not exceeding the amount of the Commitment as in effect from time to time; provided that the Bank shall not be obligated to issue any Letter of Credit (a) unless either (i) the Borrowing Base is at least equal to the aggregate principal amount of the Loans outstanding and Letter of Credit Outstandings after giving effect thereto or (ii) substantially simultaneously with such Credit Extension Assets with a Borrowing Value equal to or more than the amount of such Credit Extension (excluding Advances to the extent that, when included as Eligible Pledged Advances, the aggregate Fair Market Value of all Eligible Pledged Advances would exceed $200,000,000 when any obligations are outstanding under the AKF Railcar Credit Agreement and the AKF Railcar Credit Agreement is in full force and effect, or $200,000,000 thereafter), become Eligible Pledged Assets in accordance with
Section 2.10 hereof (and the Bank shall be satisfied with the manner and timing of the creation and perfection of its security interest in any Eligible Pledged Assets), and (b) if, after giving effect thereto, the aggregate amount of the sum of all Letter of Credit Outstandings hereunder, the aggregate principal amount of all Loans then outstanding hereunder, and all letters of credit and loan outstandings under the AKF Railcar Credit Agreement would exceed $200,000,000.

 2.04  Changes of Commitment.

 (a) The Commitment shall be automatically reduced to zero on the Commitment Termination Date.

 (b) The Company shall have the right at any time or from time to time (i) so long as there are no Letter of Credit Outstandings and no Loans are outstanding, to terminate the Commitment and (ii) to reduce the unused amount of the Commitment; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.04 hereof, and (y) each partial reduction shall be in an amount at least equal to $5,000,000 and in multiples of $1,000,000 in excess thereof.

 (c) The Commitment once terminated or reduced may not be reinstated.

 2.05  Fees.

 (a) The Company shall pay to the Bank a non-refundable commitment fee on the daily average unused amount of the Commitment, for the period from and including the date of this Agreement to but not including the earlier of the date the Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to 1/2 of 1%. Accrued commitment fee shall be payable on each Monthly Date and on the earlier of the date the Commitment is terminated and the Commitment Termination Date.

 (b) If, during the period commencing on February 28, 1992 and ending on the earlier of the date the Commitment is terminated and the Commitment Termination Date, there shall not have occurred 180 days (whether or not such days are consecutive) during which the sum of (x) the daily average aggregate outstanding principal amount of the Loans plus (y) the daily average aggregate face amount of all outstanding Letters of Credit is at least $75,000,000, the Company shall pay to the Bank a utilization fee in the amount of $1,000,000 on the earlier of the date the Commitment is terminated and the Commitment Termination Date; provided that such fee shall not be payable if, during such period, the Bank requests compensation under Section 5.01(c) hereof and the Company pays or prepays the principal of and interest on the Loans in full, pays all Letter of Credit Outstandings and terminates the Commitment after such request.

 (c) The Company agrees to pay to the Bank, with respect to each Letter of Credit, a non-refundable Letter of Credit fee in the amount of 3% per annum of the undrawn amount of such Letter of Credit, such fee to commence on the issuance of such Letter of Credit and to be payable monthly in arrears on each Monthly Date thereafter until the earlier of (x) the date the undrawn amount of such Letter of Credit is reduced to zero and
(y) the Stated Expiration Date thereof, and on such earlier date.

 (d) The Borrower shall pay to the Lender a non-refundable facility fee in the amount of $3,000,000, which shall be payable on the following dates and in the following amounts:

  (i)  on the Closing Date, in an amount equal to  $500,000
(1/4 of 1% of the Lender's Commitment);

  (ii)  on January 10, 1996, in an amount equal to  $1,500,000
(3/4 of 1% of the Lender's Commitment); and

  (iii) on each of April 1, 1996 and July 1, 1996, in each case in an amount equal to $500,000 (1/4 of 1% of the Lender's Commitment).

 2.06 Lending Offices. The Loans of each Type shall be made and maintained at the Bank's Applicable Lending Office for Loans of such Type.

 2.07  Note.

 (a) The Loans shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to the Bank in a principal amount equal to the amount of the Commitment and otherwise duly completed.

 (b) The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of the Note, endorsed by the Bank on the schedule attached to the Note or any continuation thereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Note.

 2.08 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.03 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (i) the Company shall give the Bank notice of each such prepayment, Conversion or Continuation as provided in Section 4.04 hereof; and (ii) a Eurodollar Loan may be prepaid or Converted only on the last day of an Interest Period for such Loan. Notwithstanding the foregoing, and without limiting the rights and remedies of the Bank under
Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Bank may suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted into (on the last day(s) of the respective Interest Periods therefor) or continued, as the case may be, as Base Rate Loans.

 2.09 Mandatory Prepayments. The Company shall, within one Business Day following each date when the sum of (x) the aggregate outstanding principal amount of the Loans plus (y) the aggregate amount of all Letter of Credit Outstandings (with the sum of such amounts being referred to as the "Outstanding Amount") exceeds the Maintenance Base in effect on such date, make a mandatory prepayment of Loans and/or pay over to the Lender to be held by the Lender in the Collateral Account for application to Reimbursement Obligations an aggregate amount equal to the amount by which the Outstanding Amount exceeds the Borrowing Base then in effect; provided, that the Company may also satisfy its obligations under this Section by pledging additional Assets as Eligible Pledged Assets in accordance with Section 2.10 with a Fair Market Value such that, after giving effect to such pledge, the Outstanding Amount on such date shall not exceed the Borrowing Base then in effect.

 2.10 Additional Pledged Assets. The Company may from time to time after the Closing Date by one Business Day prior notice to the Bank, in connection with a Credit Extension hereunder or otherwise, request that it be permitted to pledge additional Assets under the Security Agreement (whether in addition to or in substitution for existing Pledged Assets) and thereby constitute such additional Assets "Eligible Pledged Assets" hereunder. Such notice shall specify in detail reasonably acceptable to the Bank such additional Assets, the Company's opinion (and the source of such opinion) as to the fair market value thereof, the date such additional Assets are proposed to be pledged to the Bank and the proposed manner and source of consideration for the purchase thereof, and (in the case of Advances) shall be accompanied by (1) a true, complete and current copy certified by a senior officer of the Company of the loan or credit agreement and (if applicable) participation agreement relating thereto and any other documentation relating thereto containing provisions relating to the right of any holder thereof to assign or pledge the same, the right of any pledgee thereof to exercise foreclosure remedies with respect thereto or the obligation to provide notice to any Person relating to any of the foregoing and (2) a certificate of a senior officer of the Company which shall certify that no Pension Event shall have occurred. The Bank shall respond to such request not later than the close of business on the second Business Day following the date of receipt by it of such request, and (subject to the following sentence) it shall be in the Bank's sole discretion whether to accept such additional Assets as "Eligible Pledged Assets". The Bank shall be required so to accept Assets of the same issue or borrowed under the same loan or credit agreement and

(if applicable) purchased under an identical participation agreement, as the case may be, as Assets previously accepted and then held by it in pledge under the Security Agreement as Eligible Pledged Assets so long as: (a) after giving effect to such acceptance the aggregate Fair Market Value of all Eligible Pledged Assets issued or otherwise owing by the same Person would not exceed a percentage of the Portfolio Value specified by the Bank to the Company at the time it initially accepted Assets issued or otherwise owing by such Person and
(b) if such Assets are Advances, (i) such acceptance would not result in the aggregate Fair Market Value of all Eligible Pledged Advances exceeding $115,000,000 when any obligations are outstanding under the AKF Railcar Credit Agreement and the AKF Railcar Credit Agreement is in full force and effect, or $200,000,000 thereafter and (ii) no restriction (including, without limitation, any requirement that prior consent of any Person be obtained, but excluding any limitation that has been waived to the satisfaction of the Bank) exists in the documentation relating thereto limiting the right of any holder thereof to assign or pledge the same or the right of any pledgee thereof to exercise foreclosure remedies with respect thereto, unless the Bank otherwise agrees in writing. If the Bank does not so accept such additional Assets, such additional Assets shall not constitute "Eligible Pledged Assets"; provided that, if and until the Bank declines the Company's request so to accept such additional Assets, such additional Assets shall be deemed to constitute "Eligible Pledged Assets" to the extent that they are pledged under and in accordance with the terms of the Security Agreement having a fair market value as determined by the Company reasonably and in good faith and notified by the Company to the Bank at the time of such pledge (and, if the Bank declines so to accept any such additional Assets that are so pledged, it shall promptly release such Assets from the pledge created by the Security Agreement). Notwithstanding anything contained herein to the contrary, the Bank shall not be required to accept additional Pledged Assets under the Security Agreement (whether in addition to or in substitution for existing Pledged Assets) after the occurrence of a Pension Event. In no event shall any addition to or substitution of Eligible Pledged Assets pursuant to this Section 2.10 be permitted on a date when the Outstanding Amount on such date exceeds the Borrowing Base in effect on such date unless the Company shall pledge additional Assets as Eligible Pledged Assets in accordance with this Section 2.10 with a Fair Market Value such that, after giving effect to such pledge, the Outstanding Amount on such date shall not exceed the Borrowing Base then in effect.

 Section 3.  Payments of Principal and Interest; Issuance of
Letters of Credit.

 2.01 Repayment of Loans. The Company hereby promises to pay to the Bank the entire outstanding principal amount of the Loans, and each Loan shall mature, on the Commitment
Termination Date (or the earlier date of termination of the Commitment).

 3.02 Interest. The Company hereby promises to pay to the Bank interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

  (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and

  (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable
Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Bank interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Company hereunder or under the Note which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of each Base Rate Loan, monthly on the Monthly Dates, (ii) in the case of each Eurodollar Loan, on the last day of each Interest Period therefor and (iii) in the case of each Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted) and, except that interest payable on any amount at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Bank shall give notice thereof to the Company.

 3.03  Issuing the Letters of Credit.  Not later than
11:00 a.m., New York City time, on the third Business Day prior to the date of a requested initial issuance of a Letter of Credit, and on not less than 30 nor more than 60 days' prior notice in the case of a request for an extension of the Stated Expiration Date of a Letter of Credit (in each case, an "Issuance Date"), the Company may, by delivery to the Bank of an Issuance Request specifying (i) the Issuance Date, (ii) the Stated Amount of the Letter of Credit, (iii) the stated expiration date thereof not to exceed one year, or, if earlier, the Commitment Termination Date (the "Stated Expiration Date") and (iv) the beneficiary of such Letter of Credit, request that the Bank issue, or extend the Stated Expiration Date of, a Letter of Credit. Each Issuance Request shall be revocable by delivery of written notice to the Bank prior to 10:00 a.m., New York City time, on the proposed Issuance Date, at which time it shall become irrevocable. On the Issuance Date and upon fulfillment of the applicable conditions set forth in Section 6, the Bank will issue (or extend, as the case may be) such Letter of Credit in accordance with its terms.

 3.04 Drawing under the Letters of Credit. In the event there occurs one or more drawings under any Letter of Credit, the Bank shall, not later than 12:30 p.m., New York City time, on the Business Day on which such drawing is required to be honored pursuant to such Letter of Credit (the "Disbursement Date"), and provided that the conditions to drawing in such Letter of Credit have been strictly complied with, make available to the beneficiary under such Letter of Credit, in same day funds, the amount drawn on the Bank pursuant to such drawing.

 3.05 Reimbursement on Demand. On (or promptly after) each Disbursement Date the Bank shall notify the Company of a drawing under a Letter of Credit, and the Bank will promptly thereafter furnish to the Company copies of (i) each draft drawn under such Letter of Credit and (ii) each certificate accompanying any such draft; provided, however, that the failure to give such notice or to provide such copies shall not affect the obligations of the Company hereunder. The Company will, as reimbursement for such payment by the Bank, immediately and unconditionally pay to the Bank the amount of each payment made under each Letter of Credit, provided that so long as no Default shall have occurred and be continuing, or would result therefrom, and subject to the provisions of
Section 2.01, the Reimbursement Obligations in respect of such Letter of credit shall, on the Disbursement Date, without regard to the minimum prior notice provisions of Section 4.04, convert to a Base Rate Loan hereunder unless the Company shall have notified the Bank on such date of the Company's intention directly to reimburse the Bank. Interest will accrue on any amount remaining unpaid by the Company to the Bank under this Section which has not been converted to a Base Rate Loan pursuant to clause (ii) of the preceding sentence, from the date of demand until such amount is paid in full at an interest rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin plus 2%.

 3.06 Obligations Absolute. The obligation (a "Reimbursement Obligation") of the Company to reimburse the Bank with respect to each drawing under each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

  (a) any lack of validity or enforceability of any Letter of Credit or any related contract, instrument or other agreement in support of which the Letter of Credit has been issued
(collectively referred to as a "Contract");

  (b) any amendment or waiver of or any consent to departure from all or any of the Letters of Credit or any Contract agreed to in each case by the Company;

  (c) the existence of any claim, set-off, defense or other right which the Company may have at any time against any beneficiary of any Letter of Credit (or any Person for whom any such beneficiary may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in such Letter of Credit or any Contract or any unrelated transaction; or

  (D) any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

provided, however, that nothing herein shall affect the right of the Company to commence any proceeding against the Bank for any wrongful Disbursement made by the Bank as a result of acts or omissions constituting gross negligence on the part of the Bank.

 3.07 Action in Respect of the Letters of Credit. The Company assumes all risks of the acts or omissions of the beneficiaries under the Letters of Credit with respect to their use of the Letters of Credit. Except to the extent of its own gross negligence, neither the Bank nor any of its officers, employees, agents or directors shall be liable or responsible for:

  (a)  the use which may be made of any Letter of Credit;

  (b) the form, sufficiency, accuracy or genuineness of certificates or other documents delivered under or in connection with any Letter of Credit, even if such certificates or other documents should prove to be insufficient, fraudulent or forged;

  (c) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy, telegraph, wireless or otherwise; or

  (d) errors in translation or for errors in interpretation of technical terms.

The Bank may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Company agrees that any action, inaction or omission taken or suffered by the Bank in good faith in connection with any Letter of Credit, or the relative drafts, certificates or other documents, shall be binding on the Company and shall not result in any liability of the Bank to the Company.

 3.08 Indemnification. The Company hereby indemnifies, exonerates and holds free and harmless the Bank and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") incurred by the Indemnified Parties or any of them by reason of or in connection with the execution and delivery of, or payment or failure to make payment under, any Letter of Credit; provided, however, that the Company shall not be required to indemnify any Indemnified Party pursuant to this Section for any Indemnified Liabilities to the extent caused by (i) such

Indemnified Party's wilful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or
(ii) the Bank's wilful failure to make lawful payment under any Letter of Credit after presentation to it by a beneficiary of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

 3.09 Deemed Disbursements. Upon the occurrence and during the continuation of a Default of the nature set forth in
Section 9(f) or (g) or any other Event of Default

  (a) an amount equal to the then aggregate amount of each Letter of Credit which is undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to the Company, be deemed to have been paid or disbursed by the Bank under such Letter of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

  (b) upon notification by the Bank to the Company of its obligations under this Section, the Company shall be immediately obligated to reimburse the Bank for the amount deemed to have been so paid or disbursed by the Bank.

Any amounts so payable by the Company pursuant to this Section shall be deposited in immediately available funds in the Collateral Account, and held as collateral security for the Reimbursement Obligations. At such time when all Events of Default shall have been cured or waived, the Bank shall return to the Company all amounts then on deposit with the Bank pursuant to this Section which have not been applied towards satisfaction of the obligations of the Company under this Agreement.

 Section 4.  Payments; Computations; etc.

 4.01  Payments.

 (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement, the Note or with respect to any Letter of Credit, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Bank at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

 (b) The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Bank
(with notice to the Company).

 (c) The Company shall, at the time of making each payment under this Agreement, the Note or with respect to any Letter of Credit, specify to the Bank the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Bank may apply the amount of such payment received by it in such manner as the Bank may determine to be appropriate).

 (d) If the due date of any payment under this Agreement, the Note or with respect to any Letter of Credit, would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

 4.02 Computations. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

 4.03 Minimum Amounts. Each borrowing, Conversion and prepayment of principal of Loans shall be in an amount at least equal to $5,000,000 and in multiples of $1,000,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 and in multiples of $1,000,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

 4.04 Certain Notices. Notices by the Company to the Bank of terminations or reductions of the Commitment, of borrowings, Conversions, Continuations and optional prepayments of Loans, and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Bank not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

          Number of
          Business
  Notice      Days Prior

 Termination or reduction
 of the Commitment      1

 Borrowing or prepayment of,
 or Conversions into,
 Base Rate Loans      2

 Borrowing or prepayment of,
 Conversions into, Continuations
 as, or duration of Interest
 Period for, Eurodollar Loans    3

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.03 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business
Day) and, if Securities are to pledged to the Bank in order to satisfy the condition to such borrowing contained in clause

(a) of the last sentence of Section 2.01 hereof, shall specify the fair market value of such Securities and the source used by the Company to determine such fair market value. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period, for any Eurodollar Loan within the time period and otherwise as provided in this
Section 4.04, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

 4.05 Set-off. The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances held by it for the account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans or any other amount payable to the Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company thereof, provided that the Bank's failure to give such notice shall not affect the validity thereof.

 Section 5.  Yield Protection, etc.

 5.01  Additional Costs.

 (a) The Company shall pay to the Bank from time to time such amounts as the Bank may determine to be necessary to compensate it for any costs which the Bank determines are attributable to its issuing Letters of Credit or making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder or to issue Letters of Credit hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any of such Letters of Credit, Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

  (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Note in respect of any of such Letters of Credit or Loans (other than (x) taxes on or measured by the overall gross or net income or receipts of the Bank or its Applicable Lending Office for any of such Loans (or other taxes in lieu of such taxes) imposed by the jurisdiction in which the Bank has its principal office or such Applicable Lending Office or is engaged in business and
(y) withholding taxes imposed by or on behalf of the United States or any taxing authority thereof or therein on amounts received by the Bank from sources in the United States); or

  (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such
Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of the Bank (including the Commitment of the Bank hereunder); or

  (iii) imposes any other condition affecting this Agreement, any Letter of Credit or the Note (or any of such extensions of credit or liabilities) or the Commitment.

If the Bank requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to the Bank, suspend the obligation of the Bank to issue Letters of Credit or to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect).

 (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to the Company, the obligation of the Bank to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

 (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank (or, without duplication, the bank holding company of which the Bank is a subsidiary) for any costs which it determines are attributable to the maintenance by the Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or
(ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of the Commitment, Letters of Credit or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Bank (or any Applicable Lending Office or such bank holding company) to a level below that which the Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

 (d) The Bank shall notify the Company of any event occurring after the date of this Agreement that will entitle the Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 30 days, after the Bank obtains actual knowledge thereof; provided, that (i) if the Bank fails to give such notice within 30 days after it obtains actual knowledge of such an event, the Bank shall, with respect to compensation payable pursuant to this
Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 30 days prior to the date that the Bank does give such notice and (ii) the Bank will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of the Bank, be disadvantageous to the Bank, except that the Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. The Bank will furnish to the Company a certificate setting forth the basis and amount of each request by the Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by the Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this
Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or Letters of Credit or its obligation to make Loans or issue Letters of Credit , or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate the Bank under this Section 5.01, shall (absent manifest error) be conclusive, provided that such determinations and allocations are made in good faith and on a reasonable basis.

 5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period, the Bank determines (which determination shall be conclusive) that:

  (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in
Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

  (b) the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to the Bank of making or maintaining Eurodollar Loans for such Interest Period;

then the Bank shall give the Company prompt notice thereof, and so long as such condition remains in effect, the Bank shall be under no obligation to make additional Eurodollar

Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with
Section 2.08 hereof.

 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then the Bank shall promptly notify the Company thereof and the Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as the Bank may again make and maintain Eurodollar Loans and the Company shall, upon the request of the Bank, prepay any of such Loans then outstanding hereunder together with accrued interest thereon.

 5.04 Compensation. The Company shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank determines is attributable to:

  (a) any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof, but excluding any prepayment of Loans pursuant to Section 5.03 hereof) on a date other than the last day of the Interest Period for such Loan; or

  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof (provided that, if a portion of a borrowing would cause the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Outstandings to exceed the Borrowing Base, such compensation for a failure to borrow shall cover only the principal amount of Loans not borrowed).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount the Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Bank).

 5.05 Withholding Taxes. The Company may withhold the appropriate percentage (as determined in accordance with Section 1441 or 1442 of the Code, or comparable successor provisions) of payments to the Bank hereunder; provided, however, that the Company will not so withhold if the Bank delivers to the Company such valid certificates, documents, or other evidence as may be required from time to time, including any certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by the Bank, to establish that payments hereunder to the Bank are not subject to withholding under Section 1441 or 1442 of the Code, or comparable successor provisions, because such payments to the Bank are effectively connected with the conduct by the Bank of a trade or business in the United States or are exempt from United States tax under a provision of an applicable tax treaty.

 Section 6.  Conditions Precedent.

 6.01 Initial Credit Extension. The obligation of the Bank to make the initial Credit Extension hereunder is subject to the receipt by the Bank of the following items, each of which shall be satisfactory to the Bank in form and substance:

  (a) Corporate Documents. The following documents, each certified as indicated below:

   (i) a copy of the charter, as amended, of the Company certified by the Secretary of State of New York, and a certificate as to the good standing of and charter documents filed by the Company from such Secretary of State, dated as of a recent date;

   (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of such of the Basic Documents to which the Company is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of the Company has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing such of the Basic Documents to which the Company is intended to be a party and each other document to be delivered by the Company from time to time in connection therewith (and the Bank may conclusively rely on such certificate until it receives notice in writing from such Person);

   (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company; and

   (iv) the same documents as listed in the preceding paragraphs (i) - (iii) but with respect to ACL II C and the ACL II C Guaranty.

  (b) Officer's Certificate. A certificate of a senior officer of the Company to the effect set forth in the first sentence of Section 6.02 hereof.

  (c) Opinion of Counsel to the Company. An opinion of Gordon Altman Butowsky Weitzen Shalov & Wein, counsel to the
Company, substantially in the form of Exhibit D hereto.

  (d) Note. The Note, duly completed and executed by the Company.

  (e) Security Agreement. The Security Agreement, duly executed and delivered by the Company and the Bank and evidence that the Company shall have taken such other action (including delivering to the Bank, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Bank shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

  (f) Tortoise Guaranty. The Tortoise Guaranty, duly completed and executed.

  (g) ACL II C Guaranty. The ACL II C Guaranty, duly completed and executed.

  (h) ACL II C Security Agreement. The ACL II C Security Agreement, duly executed and delivered by ACL II C and the Bank and evidence that ACL II C shall have taken such other action (including delivering to the Bank, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Bank shall have requested in order to perfect the security interests created pursuant to the ACL II C Security Agreement.

  (i) The Railcar Credit Agreement. The Railcar Credit Agreement, duly executed and delivered by ACL II C and the Bank and all conditions to the effectiveness thereof or to the Bank's obligations to make credit extensions thereunder shall be fully satisfied or waived.

  (j)  Indemnification Agreement.  The Indemnification
Agreement, duly completed and executed.

  (k) Initial Eligible Pledged Securities. The Bank shall be satisfied in its sole discretion with the initial Eligible
Pledged Securities.

  (l) Payment of Expenses. Evidence that the Company shall have paid all fees and expenses then payable under Section
10.3 hereof (to the extent that bills for such fees and expenses have been delivered to the Company).

  (m) Other Documents. Such other documents as the Bank or counsel to the Bank may reasonably request.

 6.02 Initial and Subsequent Credit Extensions. The obligation of the Bank to make any Credit Extension to the Company is subject to the further conditions precedent that:
(i) both immediately prior to the making of such Credit

Extension and also after giving effect thereto (a) no Default shall have occurred and be continuing and (b) the representations and warranties made by the Company in Section 7 hereof, and in each of the other Basic Documents, shall be true and complete on and as of the date of the making of such Credit Extension with the same force and effect as if made on and as of such date and (ii) immediately prior to the making of such Credit Extension, the Bank shall receive a Valuation Certificate as to the Portfolio Value and Excess Equity at the opening of business on the date such Credit Extension is to be made, including pro forma adjustments reflecting additions to and withdrawals from the portfolio of Eligible Pledged Assets to take place on such date. Each notice of a Credit Extension by the Company hereunder shall constitute a certification by the Company to the effect set forth in clause (i) of the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Bank prior to the date of such Credit Extension, as of the date of such Credit Extension).

 Section 7. Representations and Warranties. The Company represents and warrants to the Bank that:

 7.01 Corporate Existence. The Company: (a) is a corporation, duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

 7.02 Financial Condition. The consolidated and consolidating balance sheets of ACF and its Consolidated Subsidiaries as at December 31, 1992 and the related consolidated and consolidating statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of ACF and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of KPMG Peat Marwick, are complete and correct and fairly present the consolidated financial condition of ACF and its Consolidated Subsidiaries as at said date and the consolidated and unconsolidated results of their operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. The Company did not have on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said date. Since December 31, 1992, there has been no material adverse change in the financial condition, operations, business or prospects of the Company from that set forth in said financial statements as at said date.

 7.03 Litigation. Except as disclosed to the Bank in writing prior to the date of this Agreement, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company which, if adversely determined, could have a Material Adverse Effect.

 7.04 No Breach. None of the execution and delivery of this Agreement and the Note and the other Basic Documents to which the Company is a party, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Parent Corporation, the Company or any other Subsidiary of the Parent Corporation is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company pursuant to the terms of any such agreement or instrument.

 7.05 Action. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which the Company is a party; the execution, delivery and performance by the Company of each of the Basic Documents have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the other Basic Documents to which the Company is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of the Basic Documents to which the Company is a party or for the validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

 7.07 No Margin Stock. The Pledged Securities do not include any Margin Stock other than by reason of having been issued to the Company in exchange for other Pledged Securities in a bankruptcy case or other restructuring of indebtedness of the relevant issuer.

 7.08 ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business and other than contingent liabilities that would arise upon the termination of any Plan or Multiemployer Plan (no such termination being reasonably foreseen by the Company)).

 7.09 Taxes. The Parent Corporation and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Parent Corporation or any of its Subsidiaries. The charges, accruals and reserves on the books of the Parent Corporation and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

 7.10  Investment Company Act.  The Company is not an
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended.

 7.11 Public Utility Holding Company Act. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

 7.12 Credit Agreements. As of the date of this Agreement, the Company does not have any credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company other than (a) the Basic Documents and (b) as indicated on Schedule 1 hereto.

 7.13 Investments. Set forth in Schedule 2 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by the Company in any Person. Except as disclosed in Schedule 3 hereto, the Company owns all such Investments free and clear of Liens, provided that the Company will own all Pledged Securities free and clear of Liens (other than the Liens created by the Security Agreement).

 7.14 Railcar Credit Facility. The representations and warranties set forth in the AKF Railcar Credit Agreement and the other "Basic Documents" (as defined in the AKF Railcar Credit Agreement) are true and accurate on and as of the date made, unless they relate to an earlier date, in which case they were true and accurate on and as of such earlier date.
No "Default" (as defined in the AKF Railcar Credit Agreement) has occurred and is continuing under the AKF Railcar Credit Agreement or under the "Basic Documents" (as defined therein).

 Section 8. Covenants of the Company. The Company covenants and agrees with the Bank that, so long as the Commitment or any Loan, Letter of Credit or Reimbursement Obligation is outstanding and until payment in full of all amounts payable by the Company hereunder:

 8.01  Financial Statements.  The Company shall deliver to the
Bank:

  (a) as soon as available and in any event within 55 days after the end of each quarterly fiscal period of each fiscal year of the Reporting Parent, consolidated statements of income, retained earnings and cash flow of the Reporting Parent and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Reporting Parent, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Reporting Parent and its Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

  (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Reporting Parent, consolidated statements of income, retained earnings and cash flow of the Reporting Parent and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Reporting Parent and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

  (c) as soon as available and in any event within 30 days after the end of each calendar month, a statement of income, retained earnings and cash flow of the Company for such month and for the period from the beginning of the respective fiscal year to the end of such month, and the related balance sheet as at the end of such month, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Company in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal-year-end audit adjustments);

  (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Reporting Parent or any of its Subsidiaries shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

  (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

   (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

   (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

   (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

   (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

   (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

   (vi) the failure to make a required contribution to a Plan if such failure is sufficient to give rise to a lien under
Section 302(f) of ERISA or Section 412(n) of the Code.

  (f) (i) not later than 10:00 a.m. New York time on the first Business Day of each week, a Valuation Certificate as to the Portfolio Value and the Excess Equity as at the close of business on the last Business Day of the preceding week, (ii) not later than 10:00 a.m., New York time, on the date of each Credit Extension hereunder and each withdrawal of collateral under the Security Agreement, a Valuation Certificate as to the Portfolio Value and the Excess Equity at the opening of business on such date, including pro forma adjustments reflecting additions to and withdrawals from the portfolio of Pledged Assets to take place on such date and, if applicable, stating the Fair Market Value of Pledged Assets to be so withdrawn, and (iii) from time to time upon request of the Bank, a Valuation Certificate as to the Portfolio Value and the Excess Equity as at a recent time reasonably specified by the Bank;

  (g) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

  (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Company (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Bank may reasonably request; and

  (i) no later than three Business Days prior to any change in the legal identity of the Parent Corporation, a notice specifying the proposed change, together with a description of the Person designated to become the new Parent Corporation and a diagram showing the position within the corporate structure of IHC and all of its Subsidiaries that the Company shall hold immediately prior to and after giving effect to such change.

The Company will furnish to the Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a),
(b) or (c) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Section 8.10 hereof as of the end of the respective quarterly fiscal period, fiscal year or calendar month.

 8.02 Litigation. The Company will promptly give to the Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, except proceedings which, if adversely determined, would not have a Material Adverse Effect.

 8.03 Existence, etc. The Company will: preserve and maintain its legal existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of the Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Bank.

 8.04 Insurance. The Company will keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

 8.05 Prohibition of Fundamental Changes. The Company will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of Property to be used in the ordinary course of business and Investments permitted under Section 8.08 hereof. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding obsolete or worn-out property no longer used or useful in its business), except that the Company may transfer cash and Securities (other than collateral pledged under the Security Agreement) to its Wholly-Owned Subsidiaries. Notwithstanding the foregoing, the Company may transfer Investments in the ordinary course of business and on ordinary business terms, provided that, in the case of Investments consisting of Pledged Securities, (i) such transfer shall be in exchange for cash and/or Securities accepted by the Bank pursuant to
Section 2.10 hereof as Eligible Pledged Securities for an aggregate consideration (equal to the sum of the amount of such cash plus the fair market value of such Securities) not less than the fair market value of the Pledged Securities so transferred, (ii) the consideration to be received by the Company in such transfer shall be delivered directly by the transferee to the Bank as collateral under the Security Agreement (and the Bank shall be satisfied with the manner and timing of both such delivery and the creation and perfection of its security interest in such collateral), and (iii) no Default shall then exist or result therefrom.

 8.06 Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its Property (other than Margin Stock), whether now owned or hereafter acquired, except:

  (a)  Liens created pursuant to the Security Documents;

  (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

  (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

  (d) judgment liens unless the judgments secured thereby shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal; and

  (e) Liens on securities (other than Pledged Securities) purchased by the Company securing the repayment of Indebtedness incurred by the Company to finance or refinance the purchase of such securities to the extent such Indebtedness is permitted by Section 8.07(b), (c) or (d) hereof.

 8.07 Indebtedness. The Company will not create, incur or suffer to exist any Indebtedness of the Company except:

  (a) Indebtedness to the Bank hereunder and under the Tortoise Guaranty;

  (b) until the close of business on the date falling 30 days after Closing Date, the Indebtedness listed on Schedule 1 hereto;

  (c) Indebtedness incurred by the Company to finance or refinance the purchase of securities, provided that the aggregate outstanding principal amount of such Indebtedness (excluding the Indebtedness referred to in paragraph (b) of this Section 8.07 and the Loans and obligations referred to in paragraph (d) of this Section 8.07) shall not exceed $5,000,000 at any time;

  (d) obligations of the Company to pay the purchase price of securities outstanding during the settlement of such purchase in accordance with customary market practice;

  (e) Indebtedness owing to Affiliates, provided that the incurrence of such Indebtedness is permitted by Section 8.12 hereof and such Indebtedness is evidenced written agreements or instruments; and

  (f)  Indebtedness to the Bank under the Bayswater Guaranty.

 8.08 Investments. The Company will not make any Investments other than (a) Assets purchased for fair market value (determined as at the time made) and (b) loans and capital contributions to Wholly-Owned Subsidiaries of the Company and
(c) the Tortoise Guaranty and the Bayswater Guaranty and the collateral security therefor.

 8.09 Dividend Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make any Dividend Payment at any time if a Default then exists or would result therefrom or if the aggregate outstanding principal amount of the Loans and the aggregate amount of all Letter of Credit Outstandings then exceeds the Borrowing Base.

 8.10  Tangible Net Worth.  The Company will not permit
Tangible Net Worth at any time to be less than 60% of the aggregate outstanding principal amount of the Loans and Letter of Credit Outstandings at such time.

 8.11 Lines of Business. The Company will not engage to any substantial extent in any line or lines of business activity other than the business of investing in Securities, provided that this Section 8.11 shall not be deemed to restrict the lines of business of Subsidiaries of the Company.

 8.12 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, directly or indirectly: (a) make any Investment in an Affiliate (other than by means of purchases of Securities issued by Affiliates from Persons who are not Affiliates); (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (i) the Company may enter into transactions (other than extensions of credit by the Company to an Affiliate) in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate, (ii) the Company may make capital contributions or loans to its Wholly-Owned Subsidiaries and (iii) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom) and the Company has given the Lender at least one Business Day's prior written notice, the Company may make payments to (A) Ichan & Co., Inc. in the form of a management or advisory fee and (B) Bayswater Realty & Capital Corp. ("Bayswater") in the form of reimbursement for certain payroll and related expenses incurred by Bayswater with respect to certain accounting, bookkeeping, tax administration and similar services to the extent performed for the benefit of the Company; provided, that in no event shall the aggregate amount paid or distributed pursuant to this clause in any twelve-month period exceed $500,000. The Company shall notify the Bank prior to or promptly after the consummation by it of any transaction referred to in clause (a), (b), (c), or (d) of this Section 8.12 describing the same in reasonable detail.

 8.13 Use of Proceeds. The Company may not use the proceeds of the Loans hereunder other than to repay Letter of Credit drawings pursuant to Section 3.05, to make Investments (other than to purchase or carry Margin Stock) permitted by Section
8.08 hereof, to pay the principal of and interest on the Indebtedness referred to in Section 8.07(b) hereof and to pay fees, expenses and similar transaction costs incurred in connection with this Agreement (in each case in compliance with all applicable legal and regulatory requirements); provided that the Bank shall not have any responsibility as to the use of any of such proceeds.

 8.14 Maintenance Base. The Company will not at any time permit the sum of (x) the aggregate outstanding principal amount of the Loans at such time plus (y) the aggregate amount of all Letter of Credit Outstandings at such time to exceed the Maintenance Base at such time.

 8.15 Minimum Excess Equity. The Company will not, so long as any obligations are outstanding under the AKF Railcar Credit Agreement and the AKF Railcar Credit Agreement is in full force and effect, permit at any time the sum of (x) the aggregate outstanding principal amount of the "Loans" under the AKF Railcar Credit Agreement at such time, plus (y) the aggregate "Letter of Credit Outstandings" under the AKF Railcar Credit Agreement at such time to exceed Excess Equity at such time. Should at any time the sum of the amounts referred to in the preceding clauses (x) and (y) exceed Excess Equity at such time then, unless in the interim the sum of the amounts referred to in clauses (x) and (y) shall be reduced by means of a prepayment under the AKF Railcar Credit Agreement so as no longer to exceed Excess Equity, within three Business Days the Company shall either (i) pledge to the Bank additional assets pursuant to the provisions of Section 2.10 so that the Company shall be in compliance with the terms of this Section 8.15, or (ii) prepay the Loans in such amounts and/or pay over to the Bank such amounts to be held by the Bank for application against the Letter of Credit Outstandings so that the Company shall be in compliance with the terms of this Section 8.15.

 8.16 RJR Common Stock. The Company will not at any time permit RJR Common Stock to comprise less than 20% of the Portfolio Value for purposes of determining "Eligible Pledged Securities"; provided, however, that the Company may request in accordance with Section 2.10 hereof that the Lender permit the Company to pledge additional Assets under the Security Agreement of an issuer (other than RJR) of a similar quality acceptable to the Lender in its discretion (whether in addition to or in substitution for existing Pledged Assets) and thereby constitute such additional Assets "Eligible Pledged Assets", or deposit cash in the Collateral Account, in each case in order to comply with this Section 8.16.

 Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

  (a) the Company shall default in the payment when due of any principal of or interest on any Loan, any Reimbursement
Obligation, any fee or any other amount payable by it hereunder or under any other Basic Document to which the Company is a party; or

  (b) the Parent Corporation, ACF Holding, IHC, ACF, the Company or any Subsidiary of the Company shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than Indebtedness referred to in Section 9(a)), or in the payment when due of any amount under any Interest Rate Protection Agreement and the aggregate principal amount of the Indebtedness and/or liquidation payments under such Interest Rate Protection Agreement to which such default relates is not less than $5,000,000 (in the case of the Parent Corporation, ACF Holding, IHC or ACF) or $1,000,000 (in the case of the Company or any such Subsidiary); or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness of the Parent

Corporation, ACF Holding, IHC or ACF in the aggregate amount of not less than $5,000,000 shall occur if the effect of such event is to cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise) prior to its stated maturity; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness of the Parent Corporation, ACF Holding, IHC or ACF in the aggregate amount of not less than $10,000,000 or any event specified in any Interest Rate Protection Agreement to which the Parent Corporation, ACF Holding, IHC or ACF is party shall occur if the effect of such event is (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders to cause) to cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise) prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing thereunder to be liquidated; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness of the Company or any of its Subsidiaries in the aggregate amount of not less than $1,000,000 or any event specified in any Interest Rate Protection Agreement to which any of the Subsidiaries of the Company is party shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

  (c) any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by the Company, or any certificate furnished to the Bank pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

  (d) the Company shall default in the performance of its obligation under Section 8.01 (g) and Section 8.16 hereof; the Company shall default in the performance of its obligation under Section 8.14 hereof and such default shall continue unremedied after 5:00 p.m. New York time on the Business Day immediately following the day on which such default occurs; the Company shall default in the performance of any of its obligations under any of Sections 8.05, 8.06, 8.07, 8.08, 8.09, 8.12, 8.13 or 8.15 hereof or Section 5.01 or Section
5.02 of the Security Agreement and such default shall continue unremedied for a period of five days; or the Company shall default in the performance of Section 8.10 hereof and such default shall continue unremedied for a period of fifteen days; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of ten days after notice thereof to the Company by the Bank; or

  (e) the Parent Corporation, ACF Holding, ACF, the Company or any Subsidiary of the Company shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

  (f) the Parent Corporation, ACF Holding, ACF, the Company or any Subsidiary of the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

  (g) a proceeding or case shall be commenced, without the application or consent of the Parent Corporation, ACF Holding, ACF, the Company or any Subsidiary of the Company, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Parent Corporation, ACF Holding, ACF, the Company or any Subsidiary of the Company or of all or any substantial part of its assets, or (iii) similar relief in respect of the Parent

Corporation, ACF Holding, ACF, the Company or any Subsidiary of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of 60 or more days; or an order for relief against the Parent Corporation, ACF Holding, ACF, the Company or any Subsidiary of the Company shall be entered in an involuntary case under the Bankruptcy Code; or

  (h) a final judgment or judgments for the payment of money shall be rendered by a one or more courts (regardless of insurance coverage), administrative tribunals or other bodies having jurisdiction against the Parent Corporation, ACF Holding, ACF, the Company and/or any Subsidiary of the Company in an aggregate amount of not less than $5,000,000 (in the case of the Parent Corporation, ACF Holding or ACF) or $1,000,000 (in the case of the Company or any of its Subsidiaries) and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Parent Corporation, ACF Holding, ACF, the Company or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

  (i) an event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable opinion of the Bank shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the reasonable determination of the Bank, a Material Adverse Effect; or

  (j)  the Company shall cease at any time to be a Wholly-
Owned Subsidiary of the Parent Corporation; or

  (k) the Parent Corporation shall at any time (i) cease to be a second tier Wholly-Owned Subsidiary of Highcrest Investors
Corp., a Delaware corporation, (ii) cease to be a third tier

Wholly-Owned Subsidiary of IHC, or (iii) become a subsidiary of any Person with the result that the Company shall in any way become liable for, or with respect to, any Indemnified Liability (as defined in the Indemnification Agreement); or

  (l) except for expiration in accordance with its terms, any of the Security Documents, the Tortoise Guaranty, the Bayswater Guaranty or the IHC Indemnification Agreement shall be terminated or shall cease to be in full force and effect or the legality, validity, binding effect or enforceability of any such document shall be challenged by the Company or any other Person, for whatever reason; or

  (m) any Event of Default (as so defined therein) shall occur under the AKF Railcar Credit Agreement; or

  (n) ACF Holding shall default in the payment when due of any amount payable under the ACF Holding Guaranty; or

  (o)  any representation or warranty made in the ACF Holding
Guaranty shall prove to have been false or misleading as of the time made in any material respect; or

  (p) ACF Holding shall default in the performance of any of its obligations set forth in the ACF Holding Guaranty (other than those referred to in paragraph (n) above) and such default shall continue unremedied for a period of ten days; or

  (q) the ACF Holding Guaranty shall be terminated (without the consent of the Bank) or shall cease to be in full force and effect (without the consent of the Bank), or the legality, validity, binding effect or enforceability of the ACF Holding Guaranty shall be challenged by ACF Holding or any other Person, for whatever reason;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Bank may, by notice to the Company, terminate the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, all Letter of Credit Outstandings and all other amounts payable by the Company hereunder and under the Note (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of

Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitment shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, all Letter of Credit Outstandings and all other amounts payable by the Company hereunder and under the Note (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

 Section 10.  Miscellaneous.

 10.01 Waiver. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Note or any Letter of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Note or any Letter of Credit preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

 10.02 Notices. All notices and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

 10.03 Expenses, etc. The Company agrees to pay or reimburse the Bank for paying: (a) all reasonable out-of-pocket costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, counsel to the Bank), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of the Loans and the issuing of the Letters of Credit hereunder, (ii) due diligence, communication and travel expenses relating to this

Agreement and the other Basic Documents and the transactions contemplated hereby and thereby and (iii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable costs and expenses of the Bank (including reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom and (ii) the enforcement of this Section 10.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration recording or perfection of any security interest contemplated by this Agreement or any other Basic Document or any other document referred to herein or therein; provided, however, that the Company shall not be required to pay or reimburse the Bank with respect to any cost, expense, fee, tax or other charge arising as a result of the transfer by the Bank of any rights under this Agreement or the Note.

 The Company hereby agrees to indemnify the Indemnified Parties for, and hold each of them harmless against, any and all Indemnified Liabilities incurred by any of them arising out of or by reason of or relating to the extensions of credit hereunder or under the Original Credit Agreement or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder or under the Original Credit Agreement (but excluding any such Indemnified Liabilities incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). If and to the extent the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

 10.04 Amendments, etc. No provision of this Agreement may be amended or modified except by an instrument in writing signed by the Company and the Bank.

 10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

 10.06  Assignments and Participations.

 (a) The Company may not assign its rights or obligations hereunder, under the Note or in respect of any Letter of Credit, without the prior consent of the Bank.

 (b) The Bank may assign any of the Loans, the Note, the Letters of Credit and its Commitment (but, in the case of assignments to other than affiliates of the Bank, only with the consent of the Company, which consent shall not be unreasonably withheld); provided that, (i) any such partial assignment shall be in an amount at least equal to $5,000,000 and (ii) each such assignment by the Bank of its Loans, Note, Letters of Credit or Commitment shall be made in such manner so that the same portion of its Loans, Note, Letters of Credit and Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the Commitment and Loans specified in such instrument, and upon consent thereto by the Company to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company), the obligations, rights and benefits of the Bank hereunder holding the Commitment, Loans and Letters of Credit (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned; provided that no such assignee shall be entitled to compensation under Section
5.01 hereof in excess of any such compensation payable to the Bank.

 (c) The Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans, Letters of Credit or its Commitment (but, in the case of participations to other than affiliates of the Bank, only with the consent of the Company, which consent shall not be unreasonably withheld), in which event each purchaser of a participation (a "participant") shall be entitled to the rights and benefits of the provisions of Section 8.01(h) hereof with respect to its participation in such Loans and Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were the "Bank" for purposes of said Section, but shall not have any other rights or benefits under this

Agreement or the Note or any other Basic Document (the participant's rights against the Bank in respect of such participation to be those set forth in the agreements executed by the Bank in favor of the Participant). All amounts payable by the Company to the Bank under Section 5 hereof in respect of Loans, Letters of Credit and the Commitment, shall be determined as if the Bank had not sold or agreed to sell any participations in such Loans, Letters of Credit and Commitment, and as if the Bank were funding each of such Loans, Letters of Credit, and Commitment in the same way that it is funding the portion of such Loans, Letters of Credit, and Commitment in which no participations have been sold. In no event shall the Bank agree with the Participant to take or refrain from taking any action hereunder (including, without limitation, under Section 2.10 hereof) or under any other Basic Document except that the Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, or (v) alter the rights or obligations of the Company to prepay the related Loans.

 (d) Anything in this Section 10.06 to the contrary notwithstanding, the Bank may assign and pledge all or any portion of its Loans, Reimbursement Obligations and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferrable as provided therein. No such assignment shall release the Bank from its obligations hereunder.

 (e) The Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.12(b) hereof.

 10.07 Survival. The obligations of the Company under Sections 3.08, 5.01, 5.04 and 10.03 hereof shall survive the repayment of the Loans, the Reimbursement Obligations and the termination of the Commitment. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and the Bank shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Bank may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

 10.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

 10.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

 10.10 Governing Law; Submission to Jurisdiction. This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the choice of law provisions thereof. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of
New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

 10.11  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE
BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY
LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT
OR THE TRANSACTIONS CONTEMPLATED HEREBY.

 10.12  Treatment of Certain Information; Confidentiality.

 (a) The Company acknowledges that (i) services may be offered or provided to it (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank and (ii) information delivered to the Bank by the Company may be provided to each such subsidiary and affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were the Bank hereunder.

 (b) The Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Bank, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Bank,
(iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Bank is a party,
(v) to a subsidiary or affiliate of the Bank as provided in clause (a) above or (vi) to any assignee or participant (or prospective assignee or participant) so long as the Company shall have consented to such Person becoming an assignee or participant and such Person first executes and delivers to the Bank a Confidentiality Agreement substantially in the form of Exhibit E hereto and (y) in no event shall the Bank be obligated or required to return any materials furnished by the Company.

PAGE

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TORTOISE CORP.


By______________________________________
  Title:

Address for Notices:

100 South Bedford Road
Mount Kisco, New York 10549
Telecopier No.:  (914) 242-4097
Telephone No.:   (914) 242-4000

Attention:  Robert Mitchell
            Edward Mattner


INTERNATIONALE NEDERLANDEN BANK    N.V., NEW YORK BRANCH


By______________________________________
  Title:

By______________________________________
  Title:


Lending Office for all Loans:
135 East 57th Street
New York, New York 10022-2101


Address for Notices:

135 East 57th Street
New York, New York 10022-2101
Telecopier No.:  (212) 593-3362
Telephone No.:   (212) 446-1525

Attention:  Mr. Matthew J. Cooleen

                                              ANNEX 1


List of Acceptable Valuation Sources



Bear Stearns
First Boston
DLJ
Kidder Peabody
Goldman Sachs
Jefferies
Merrill Lynch
Morgan Stanley
Oppenheimer
Salomon Brothers
R.D. Smith
Shearson Lehman
The American Exchange
The Pacific Exchange
Prudential Bache

PAGE

                                              SCHEDULE 1


                  INDEBTEDNESS OF THE COMPANY
                 SECTION 7.12 AND SECTION 8.07



                             None.
PAGE

                                              SCHEDULE 2

               Omitted from schedule 13D Filing
PAGE

                                              SCHEDULE 3



                            None.
PAGE

                                              EXHIBIT A


                       [Form of Note]

                       PROMISSORY NOTE


$200,000,000
May 20, 1993
                                              New York, New
York

 FOR VALUE RECEIVED, TORTOISE CORP., a New York corporation (the "Company"), hereby promises to pay to the order of INTERNATIONALE NEDERLANDEN BANK N.V., NEW YORK BRANCH (the "Bank"), for the account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at its principal office at 135 East 57th Street, New York, New York 10022-2101, the principal sum of TWO HUNDRED MILLION Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

 The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

 This Note is the Note referred to in the Amended and Restated Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit
Agreement") dated as of May 20, 1993, between the Company and the Bank, and evidences Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit
Agreement.

 To the extent of $200,000,000, this Note represents a renewal of the outstanding principal amount of, and a replacement and substitution for, a certain Promissory Note of the Company, dated ___________, 19__ (the "Prior Note") payable to the order of the Bank. The indebtedness evidenced by the Prior Note is a continuing indebtedness and nothing contained herein shall be construed to constitute a novation of the Prior Note, to deem paid the Prior Note or to release or terminate any lien or security interest given to secure payment of the Prior Note.

 The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

 Except as permitted by paragraphs (b) and (d) of Section
10.6 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

 This Note shall be governed by, and construed in accordance with, the law of the State of New York.

      TORTOISE CORP.


      By __________________________
         Title:

PAGE

                      SCHEDULE OF LOANS

 This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

PAGE

                                              EXHIBIT B


               [Form of Valuation Certificate]

                         CERTIFICATE




 Reference is made to the Amended and Restated Credit Agreement dated as of May 20, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Tortoise Corp. (the "Company") and Internationale Nederlanden Bank N.V., New York Branch. Terms defined in the Credit Agreement are used herein as defined therein.

 Pursuant to Section 8.1(f) of the Credit Agreement, the undersigned, the Chief Financial Officer of the Company, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Portfolio Value and Excess Equity as at the close of business on the date indicated above determined in accordance with the requirements of the Credit Agreement.

 IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __________ day of _____________ 199__.



_____________________________________
                                   Title: Chief Financial
Officer


PAGE

                                              ANNEX 1 to
                                              Valuation
Certificate




                       Tortoise Corp.


             Valuation Certificate as of (Date)




         Source
           for  Issuer
   Face  Market Market Market Concen-
Description Amount Price Value Price tration %









   ______   _______

Total
Less Concentration Exclusions     (_______)
Portfolio Value                    _______
Advance Rate          .50
Plus Cash in Collateral
 Account       _______


Borrowing Base

a) Fair Market Value of
   Eligible Pledged
   Securities     ________

b) Plus Fair Market Value
   of Eligible Pledged
   Advances     ________

    c)  Total   ________

d) Aggregate Outstanding
   Loans      ________

e) Plus Aggregate Letter of
   Credit Outstandings   ________

    f)  Total   ________

g) Excess Equity ((c) - (f))


PAGE

          EXHIBIT C-1



           AMENDED AND RESTATED SECURITY AGREEMENT


 AMENDED AND RESTATED SECURITY AGREEMENT dated as of May 20, 1993 (this "Agreement"), between TORTOISE CORP., a corporation duly organized and validly existing under the laws of the State of New York (the "Company") and INTERNATIONALE NEDERLANDEN BANK N.V., NEW YORK BRANCH (the "Bank"), formerly known as NMB Postbank Groep N.V., New York Branch.

 The Company and the Bank are parties to a Credit Agreement dated as of January 10, 1991 (as modified and supplemented and in effect from time to time, the "Original Credit
Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by the Bank to the Company in an aggregate principal amount not exceeding $200,000,000 at any one time outstanding.

 To induce the Bank to enter into the Original Credit
Agreement, the Company has executed and delivered to the Bank a Security Agreement dated as of January 10, 1991 (as modified and supplemented and in effect from time to time, the "Original Security Agreement").

 The Company and the Bank have now entered into a certain
Amended and Restated Credit Agreement dated as of May 20,
1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), which amends and restates the Original Credit Agreement.

 The Company and the Bank now desire to amend and restate the Original Security Agreement.

 NOW, THEREFORE, in consideration of the mutual agreements contained herein, (i) the Company and the Bank agree that the Original Security Agreement is hereby amended and restated in its entirety as provided for herein, and (ii) the Company and the Bank further agree as follows:

 Section 1.  Definitions.  Terms defined in the Credit
Agreement are used herein as defined therein. In addition, as used herein:

 "Collateral" shall have the meaning ascribed thereto in
Section 3 hereof.

 "Collateral Account" shall have the meaning ascribed thereto in Section 4.1 hereof.

 "Permitted Investments" shall mean:

  (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than five years from the date of acquisition thereof;

  (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof;

  (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services,
Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; and

  (d) repurchase agreements and reverse repurchase agreements with any bank having combined capital and surplus in an amount of not less than $500,000,000, or any primary dealer of United States government securities, relating to marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within 30 days from the date of acquisition thereof, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

 "Pledged Advances" shall have the meaning ascribed thereto in Section 3(a) hereof.

 "Pledged Assets" shall mean Pledged Advances and Pledged
Securities.

 "Pledged Securities" shall have the meaning ascribed thereto in Section 3(a) hereof.

 "Secured Obligations" shall mean the principal of and interest on the Loans and the Note and all other amounts from time to time owing to the Bank by the Company under the Basic Documents.

 "Uniform Commercial Code" shall mean the Uniform Commercial
Code as in effect in the State of New York from time to time.

 Section 2. Representations and Warranties. The Company represents and warrants to the Bank that (a) it is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon any such Collateral at any time except the pledge and security interest in favor of the Bank created or provided for herein which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of such Collateral; and (b) the Company's principal place of business and the place where its records concerning the Collateral are kept is 100 South Bedford Road, Mount Kisco, New York 10549, and the Company will not change such principal place of business or remove such records unless it has (i) taken such actions as is necessary to cause the security interest of the Bank in the Collateral to continue to be perfected, and (ii) given thirty (30) days' prior written notice thereof to the Bank.

 Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or mandatory prepayment or otherwise) of the Secured Obligations, the Company hereby pledges and grants to Bank as hereinafter provided, a security interest in all of its right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located (all being collectively referred to herein as "Collateral"):

  (a) the securities listed on Schedule 1 hereto and all other securities now or hereafter owned by the Company and pledged from time to time by the Company hereunder, excluding securities released by the Bank from the pledge hereof (collectively, the "Pledged Securities") and all Advances now or hereafter owned by the Company and pledged from time to time by the Company hereunder, excluding
Advances released by the Bank from the pledge hereof
(collectively, the "Pledged Advances");

  (b) all shares, securities, moneys or property representing principal of or interest on any of the Pledged
Assets, or representing a distribution in respect of any of the Pledged Assets, or resulting from reclassification or other like change of any of the Pledged Assets or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, any of the Pledged Assets;

  (c)  the balance from time to time in the Collateral
Account;

  (d) any policy of insurance on any of the foregoing, including, without limitation, insurance payable by reason of loss or damage to any of the Pledged Assets;

  (e) all proceeds of and from any of the property of the Company described in clauses (a) through (d) above in this
Section 3 (including, without limitation, any proceeds of insurance thereon).

 Section 4.  Cash Proceeds of Collateral.

 4.01 Collateral Account. There has heretofore been established at the Bank a cash collateral account (the "Collateral Account") in the name and under the control of the Bank into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Bank pursuant hereto or pursuant to the Credit Agreement. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as provided in Section 5.12 hereof, in the next sentence and in Section 6 hereof, the balance from time to time in the Collateral Account shall not be subject to withdrawal by or upon the order of the Company. If such payment or prepayment is permitted under the Credit Agreement, the Bank shall, from time to time upon the request of the Company, withdraw all or any portion of the balance in the Collateral Account and apply, or cause to be applied, the same to the payment or prepayment of the Loans or Reimbursement Obligations in accordance with the Credit Agreement. At any time following the occurrence and during the continuance of an Event of Default, the Bank may in its discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

 4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of a Default, the Bank) shall determine, which Permitted Investments shall be held in the name and be under the control of the Bank, provided that at any time after the occurrence and during the continuance of an Event of Default, the Bank may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof.

 Section 5. Further Assurances; Remedies; Waivers. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Bank as follows:

 5.01  Delivery and Other Perfection.  The Company shall:

  (a) do one of the following (as appropriate) with respect to each of the Pledged Assets owned by it:

   (i) deliver or cause to be delivered to the Bank all Pledged Assets that are certificated securities (as defined in the Uniform Commercial Code) either (A) registered or issued in the name of, or payable or endorsed to bearer or to the order of, a nominee of the Bank or (B) endorsed in blank or accompanied by undated stock powers duly executed in blank, or

   (ii) cause the making of the appropriate entries on the books of a financial intermediary (as defined in Section 8-313(4) of the Uniform Commercial Code), reducing the account of the Company or (in the case of a transfer directly from a seller of securities to the Bank) the seller of such Pledged
Assets, and increasing the account of the Bank, by the amount or number of such Pledged Assets and cause such financial intermediary to confirm to the Bank that it is in the custody of such Pledged Assets for account of the Bank and that appropriate entries have been made on its books and records, or

   (iii) in the case of uncertificated securities (as defined in the Uniform Commercial Code), cause the making of appropriate entries on books maintained by or on behalf of the issuer for such purpose transferring such uncertificated securities into the name of the Bank or a nominee of the Bank;

  (b) if any of the above-described shares, securities, monies or property required to be pledged by the Company under clauses (a) and (b) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Bank such shares or securities so received by the Company (together with any certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Bank, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Bank shall deem necessary or appropriate to duly record and perfect the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a) and (b);

  (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Bank) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Bank to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Pledged Assets to be transferred of record into the name of the Bank or its nominee (and the Bank agrees that if any of the Assets are transferred into its name or the name of its nominee, the Bank will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Assets pledged by the Company hereunder);

  (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Bank may reasonably require in order to reflect the security interests granted by this Agreement; and

  (e) permit representatives of the Bank, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Bank to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral all in such manner as the Bank may require.

 5.02 Other Financing Statements and Liens. Without the prior written consent of the Bank, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, or file or authorize any like instrument, with respect to the Collateral in which the Bank is not named as the sole secured party.

 5.03 Preservation of Rights. The Bank shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

 5.04  Special Provisions Relating to Certain Collateral.

  (a) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to Securities for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote any of the Pledged Securities in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Bank shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which they are entitled to exercise pursuant to this
Section 5.04(a).

  (b) Unless and until an Event of Default has occurred and is continuing or would result therefrom, the Company shall be entitled to any principal of and interest on any Collateral that is a debt security and any dividends on capital stock paid out of earnings (such principal, interest and dividends which the Company is entitled to receive and retain under this Section 5.04(b) being herein called "Retained Distributions") and the Bank shall promptly pay such principal, interest and dividends to the Company if and when received by the Bank in the form so received.

  (c) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Note or any other agreement relating to such Secured Obligation, all Retained Distributions on the Collateral shall be paid directly to the Bank and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Bank shall so request in writing, the Company agrees to execute and deliver to the Bank appropriate orders and documents to that end, provided that if such Event of Default is cured, any such Retained Distributions theretofore paid to the Bank shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations) be returned by the Bank to the Company.

 5.05 Events of Default, etc. During the period during which an Event of Default shall have occurred and be continuing:

  (i) the Bank may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

  (ii) the Bank shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Bank were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

  (iii) the Bank in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

  (iv) the Bank may, upon 10 Business Days' prior written notice to the Company (or upon such shorter notice, or without notice, as may be permitted under the Uniform Commercial Code) of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Bank or any of their respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Bank deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05 shall be applied in accordance with
Section 5.09 hereof.

 The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Bank may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Bank than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale of Collateral subject to the aforesaid prohibitions shall not be deemed to not have been made in a commercially reasonable manner because such sale was effected at such a private sale and that the Bank shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof or obligor thereunder to register it for public sale.

 5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to
Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

 5.07 Removals, etc. Without at least 30 days prior written notice to the Bank, the Company shall not (a) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (b) change its corporate name, or name under which it does business, from its name shown on the signature pages hereto.

 5.08 Private Sale. The Bank shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Bank accepts the first offer received and does not offer the Collateral to more than one offeree.

 5.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Bank under Section 4 hereof or this Section 5, shall be applied by the Bank:

  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Bank and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Bank in connection therewith;

  Next, to the payment in full of the Secured Obligations in such order of application as the Bank shall select; and

  Finally, after the payment in full of the Secured
Obligations, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

 As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereto received under any reorganization, liquidation or adjustment of debt of either the Company or any issuer of or obligor on any of the Collateral.

 5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Bank while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Bank is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Bank shall be entitled under this Section 5 to make collections in respect of the Collateral, the Bank shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any interest, principal or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

 5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall file such financing statements and other documents in such offices as the Bank may request to perfect the security interests granted by Section 3 of this Agreement.

 5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitment of the Bank under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Bank shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever (other than as to there being no Liens resulting from any act of or claim against the Bank), any remaining Collateral and money received in respect thereof, to or on the order of the Company.

 5.13 Expenses. The Company agrees to pay to the Bank all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Bank of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Bank in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Bank secured under Section 3 hereof.

 5.14 Further Assurances. The Company agrees that, from time to time upon the written request of the Bank, the Company will execute and deliver such further documents and do such other acts and things as the Bank may reasonably request in order to fully effect the purposes of this Agreement.

 5.15 Amendments. The Company shall not consent to any modification or supplement to any of any documentation relating to any Collateral if, in the reasonable judgment of the Bank, such modification would limit the right of the Bank to exercise foreclosure remedies with respect thereto. The Company shall furnish to the Bank promptly after receipt thereof copies of all modifications and supplements to documentation relating to Collateral.

 Section 6. Release of Collateral. The Bank shall release the Collateral from time to time as follows:

 6.01 Excess Collateral. The Bank shall release Collateral from time to time upon request of the Company if (a) no Default exists or would result therefrom and (b) after giving effect to such release, the sum of the aggregate Fair Market Value of the Eligible Pledged Assets plus the balance of the cash and Permitted Investments in the Collateral Account is equal to or more than the product of the aggregate outstanding principal amount of the Loans and Letter of Credit Outstandings multiplied by 2.0; provided that (i) the aggregate amount (in the case of cash) and/or fair market value (in the case of other collateral) of each such release shall be not less than $5,000,000, (ii) the Collateral to be so released shall, subject to the foregoing clause (i), consist of (x) if and to the extent requested by the Company, cash or Permitted Investments held in the Collateral Account or Pledged Assets that are not Eligible Pledged Assets, or (y) Eligible Pledged Assets specified by the Company and agreed to by the Bank or (if the Bank does not agree in its sole discretion to release the Pledged Assets so specified) Eligible Pledged Assets of all issues determined on a pro rata basis (or as near thereto as practicable, as determined by the Bank) according to the respective Fair Market Values thereof.

 6.02 Withdrawals Pursuant to Credit Agreement. In connection with any transfer of Pledged Assets permitted by
Section 8.05 of the Credit Agreement, the Bank shall release the Lien of this Agreement with respect to such Pledged Assets so long as the consideration to be received by the Company in such transfer is delivered directly by the transferee to the Bank as Collateral hereunder (and the Bank shall be satisfied with the manner and timing of both such delivery and the creation and perfection of its security interest in such Collateral).

 6.03 Reinvestment of Cash Collateral. In connection with any purchase of Assets pursuant to Section 2.10 of the Credit Agreement that the Bank has agreed are to become Eligible Pledged Assets, the Bank shall, if no Default exists or would result therefrom, upon instruction of the Company, withdraw all or such lesser portion of the balance in the Collateral Account as may be required and apply, or cause to be applied, the same to the purchase of such Assets, provided that (a) the Fair Market Value of such Assets shall be not less than the amount of such balance and
(b) the Bank shall be satisfied with the manner and timing of the creation and perfection of its security interest in such Assets.

 Section 7.  Miscellaneous.

 7.01 No Waiver. No failure on the part of the Bank or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

 7.02  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
NEW YORK.

 7.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied, telegraphed, cabled or delivered to the intended recipient at its address specified pursuant to Section 10.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 10.02.

 7.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Bank. Any such amendment or waiver shall be binding upon the Bank, each holder of any Secured Obligation and the Company.

 7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Bank and each holder of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Bank).

 7.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

 7.07 Agents. The Bank may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

 7.08 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

PAGE

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                            TORTOISE CORP.


                           By_________________________
                             Title:


INTERNATIONALE NEDERLANDEN BANK N.V.,
  NEW YORK BRANCH


By_________________________
  Title:

PAGE

                                              EXHIBIT C-2



                          GUARANTY


 THIS GUARANTY dated as of May 20, 1993 (this "Guaranty"), made by AMERICAN CAR LINE II COMPANY, a corporation duly organized and existing under the laws of Delaware (the
"Guarantor"), in favor of INTERNATIONALE NEDERLANDEN BANK
N.V., New York Branch (the "Lender"),


                    W I T N E S S E T H:


 WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of May 20, 1993 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between Tortoise Corp., a New York corporation (the "Borrower") and the Lender, the Lender has extended Commitments to make Loans to and issue Letters of Credit for the account of the Borrower; and

 WHEREAS, as a condition precedent to the making of the initial Loans and the issuance of the initial Letters of Credit under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

 WHEREAS, the Borrower is paying to the Guarantor compensation for executing and delivering this Guaranty; and


 WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

 NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make the Loans (including the initial
Loan) to the Borrower pursuant to the Credit Agreement and to issue Letters of Credit (including the initial Letter of Credit) for the account of the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of the Lender, as follows:


                          ARTICLE I

                         DEFINITIONS

 SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

 "Borrower" is defined in the first recital.

 "Credit Agreement" is defined in the first recital.

 "Guarantor" is defined in the preamble.

 "Guaranty" is defined in the preamble.

 "Lender" is defined in the preamble.

 "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Credit Agreement and the other Basic Documents (as defined in the Credit Agreement), other than this Guaranty and the Tortoise Guaranty (as defined in the Credit Agreement).

 "Security Agreement"  means the Security Agreement - Trust
Deed, dated as of May 20, 1993, as amended, supplemented or otherwise modified from time to time, between the Guarantor and the Lender.

 "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

 SECTION 1.2.  Credit Agreement Definitions.  Unless
otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit
Agreement.

 SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

                         ARTICLE II

                     GUARANTY PROVISIONS

 SECTION 2.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section502(b) and Section506(b)), and

  (b) indemnifies and holds harmless the Lender and each holder of any Obligations of the Borrower for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Lender or such holder, as the case may be, in enforcing any rights under this Guaranty.

provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Lender or any holder of any Obligations of the Borrower exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

 SECTION 2.2. Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or the Guarantor, or the inability or failure of the Borrower or the Guarantor to pay debts as they become due, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower may not then be due and payable, the Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

 SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and the Commitment shall have terminated. The Guarantor guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of the Credit Agreement and each other Basic Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender or any holder of any Obligations of the Borrower with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

  (a) any lack of validity, legality or enforceability of the Credit Agreement or any other Basic Document;

  (b) the failure of the Lender or any holder of any Obligations of the Borrower

   (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person
(including any other guarantor) under the provisions of the Credit Agreement or otherwise, or

   (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower;

  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower, or any other extension, compromise or renewal of any Obligation of the Borrower;

  (d) any reduction, limitation, impairment or termination of the Obligations of the Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Borrower or otherwise;

  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Basic
Document;

  (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Lender or any holder of any Obligations of the Borrower; or

  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.

 SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations of the Borrower is rescinded or must otherwise be restored by the Lender or any holder of any Obligations of the Borrower, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, as though such payment had not been made.

 SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower and this Guaranty and any requirement that the Lender or any holder of any Obligations of the Borrower protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower or any other Person
(including any other guarantor) or entity or any collateral securing payment of the Obligations of the Borrower.

 SECTION 2.6. Waiver of Subrogation. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations of the Borrower shall not have been paid in cash in full and the Commitment of the Lender under the Credit Agreement and any other commitments by the Lender to the Borrower have not been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied upon the Obligations of the Borrower, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this
Section is knowingly made in contemplation of such benefits.

 SECTION 2.7.  Successors, Transferees and Assigns;
Transfers of Notes, etc.  This Guaranty shall:

  (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

  (b) inure to the benefit of and be enforceable by the Lender, each holder of any Obligations of the Borrower and each of their respective successors, transferees and assigns.

Without limiting the generality of clause (b), the Lender may assign or otherwise transfer (in whole or in part) any Obligations of the Borrower to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under this Guaranty or otherwise, subject, however, to the provisions of Section 10.06 of the Credit Agreement.

                         ARTICLE III

                  MISCELLANEOUS PROVISIONS

 SECTION 3.1. Binding on Successors, Transferees and Assigns; Assignment of Guaranty. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and each holder of any Obligations of the Borrower and their respective successors and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lender and each holder of any Obligations of the Borrower.

 SECTION 3.2. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

 SECTION 3.3. Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing (including facsimile communication) and mailed or telecopied or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Lender. All such notices and other communications shall, when mailed or telecopied, respectively, be effective when deposited in the mails or telecopied, respectively, addressed as aforesaid.

 SECTION 3.4. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of the Lender or any holder of any Obligations of the Borrower to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

 SECTION 3.5. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

 SECTION 3.6. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

 SECTION 3.7.Governing Law.  THIS GUARANTY SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE
STATE OF NEW YORK.

 SECTION 3.8.  Waiver of Jury Trial.  THE GUARANTOR HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS
IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION
WITH, THIS GUARANTY.  THE GUARANTOR ACKNOWLEDGES AND AGREES
THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR
THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL
INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT
AGREEMENT.

PAGE

 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

  AMERICAN CAR LINE II COMPANY

  By:____________________________
      Title:

  Address:  3301 Rider Trail South
            (Suite 234)
            Earth City, Missouri
            63045-1393

              Telecopy:   (314) 344-4216

  Attention:  President

  with copy to:

      Robert Mitchell
      100 South Bedford Road
      Mount Kisco, New York 10549

      Telecopy:  (914) 242-4097
PAGE

                                      EXHIBIT C-3

                                      Escrow No._______


                     ESCROW INSTRUCTIONS


To: Internationale Nederlanden Bank N.V.,
   New York Branch, as Escrowee
 135 East 57th Street
 New York, New York  10022-2102
 Attention:  Matthew J. Cooleen



 [Name of Company], a ___________ corporation ("XXX") has deposited with you the amount of $______________ (the
"Escrow Property").

 As Escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Property in the following manner (the
"Instructions") subject, however, to the terms and conditions (the "Terms and Conditions") hereinafter set forth:

 A. The Escrow Property shall be held by the Escrowee and invested as provided in Paragraph B below. The Escrow
Property shall be released to the parties set forth below on the first to occur of the following events:

  [a] to ACF Industries, Incorporated on the day that ACF presents to Escrowee a signed certificate to the effect that the court having jurisdiction over the chapter 11 case of E-II Holdings, Inc. has entered an order confirming the plan of reorganization dated March 3, 1993;

  [b] to E-II Holdings, Inc., as debtor and debtor-in-possession, on the day that the Escrowee is presented with a signed certificate from E-II Holdings, Inc. in the form of Attachment 1 hereto, together with an order of the United States Bankruptcy Court, Southern District of New York, in the form attached to such certificate; or

  [c] to XXX on June 7, 1993 or such later date as specified by XXX by written notice to the Escrowee given at any time on or prior to June 7, 1993.

 B. Escrowee shall hold the Escrow Property for the account
of XXX and shall use all reasonable efforts to invest the
Escrow Property; provided, however, that the Escrowee shall
invest the Escrow Property only in such Permitted
Investments (hereinafter defined) as XXX shall direct the
Escrowee from time to time.  All earnings on the Escrow
Property shall be for the account of        ACF.  The
Escrowee shall not be responsible for, or liable to, any party to these Escrow Instructions for any loss suffered in connection with any investment of funds made by it in accordance with these Escrow Instructions. As used herein, "Permitted Investment" shall mean

  (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 270 days from the date of acquisition thereof;

  (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof;

  (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services,
Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; and

  (d) repurchase agreements and reverse repurchase agreements with any bank having combined capital and surplus in an amount of not less than $50,000,000, or any primary dealer of United States government securities, relating to marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within 30 days from the date of acquisition thereof, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

 C. In the event that you receive conflicting instructions pursuant to Paragraphs A or B of these Instructions, you shall be entitled, but not required, to consult with counsel of your choosing and to act or omit to act as so advised by such counsel. Notwithstanding anything to the contrary contained herein, but not in limitation of the provisions of Paragraph 2 of the Terms and Conditions, you shall not be liable in any manner whatsoever to any or all of the undersigned if you choose to act or omit to act as advised by such counsel.


                    Terms and Conditions

1. Your duties and responsibilities shall be limited to those expressly set forth in these Escrow Instructions, and you shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, with your written consent, these Escrow instructions may be amended at any time or times by an instrument in writing signed by all the then parties in interest.

2. You are authorized in your sole discretion to disregard any and all notices or instructions given by any of the undersigned or by any other person, firm or corporation, except only such notices or instructions as are hereinabove provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished, or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events you are authorized, in your sole discretion, to rely upon and comply with any such order, writ, judgment or decree which you are advised by legal counsel of your own choosing is binding upon you; and if you comply with any such order, writ, judgment or decree you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

3. You shall not be personally liable for any act taken or omitted hereunder if taken or omitted by you in good faith and in the exercise of your own best judgment. You shall also be fully protected in relying upon any written notice, demand, certificate or document which you in good faith believe to be genuine.

4. You shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents now or hereafter deposited hereunder, or for any description therein, nor shall you be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document or these Escrow
Instructions.

5. Any notices which you are required or desire to give hereunder to any of the undersigned shall be in writing and may be given by mailing the same to the address indicated below opposite the signature of such undersigned (or to such other address as such undersigned may have theretofore substituted therefor by written notification to you), by United States mail, postage prepaid. For all purposes hereof any notice so mailed shall be as effectual as though served upon the person of the undersigned to whom it was mailed at the time it is deposited in the United States mail by you whether or not such undersigned thereafter actually receives such notice. Notices to you shall be in writing and shall not be deemed to be given until actually received by your employee or officer who administers this escrow. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or holiday, such time shall be extended to the next business day, but such an extension shall in no manner affect the rights of the undersigned among and between themselves under any agreement among and between themselves.

6. If you believe it to be reasonably necessary to consult with counsel concerning any of your duties in connection with this escrow, or in case you become involved in litigation on account of being Escrowee hereunder or on account of having received property subject hereto, then in either case, your costs, expenses, and reasonable attorneys' fees shall be paid by XXX.

7. You shall, from time to time, be paid a reasonable fee for your services hereunder by XXX, as agreed separately between you and XXX.

8. It is understood that you reserve the right to resign as Escrowee at any time by giving written notice of your resignation, specifying the effective date thereof, to the undersigned. Within thirty (30) days after receiving the aforesaid notice, XXX and you agree to appoint a successor Escrowee to which you may distribute the property then held hereunder. If a successor Escrowee has not been appointed and has not accepted such appointment by the end of the thirty-day period, you may apply to a court of competent jurisdiction for the appointment of a successor Escrowee, and the costs, expenses and reasonable attorneys' fees which you incur in connection with such a proceeding shall be paid by XXX.

9. XXX hereby agrees to reimburse you, on demand, for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by you in connection with the administration of these Escrow Instructions. XXX hereby indemnifies, exonerates and holds free and harmless you and each of your officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") incurred by the Indemnified

Parties or any of them hereunder or in connection herewith or in connection with the transactions contemplated hereby; provided however, that XXX shall not be required to indemnify any Indemnified Party pursuant to this Paragraph for any Indemnified Liabilities to the extent caused by such Indemnified Party's wilful misconduct or gross negligence. If and to the extent that the foregoing undertaking may be unenforceable for any reason, XXX hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The agreements in this Paragraph 9 and in Paragraphs 6, 7 and 8 relating to payment of fees, costs, expenses and reasonable attorneys' fees shall survive the termination of these Escrow Instructions.

10. These Escrow Instructions shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the choice of law provisions thereof. XXX hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to these Escrow Instructions or the transactions contemplated hereby. XXX irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

11. EACH OF ACF AND YOU HEREBY IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL
BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING
TO THESE ESCROW INSTRUCTIONS OR THE TRANSACTIONS
CONTEMPLATED HEREBY.

12. These Escrow Instructions may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Escrow Instructions.


Dated:  May 20, 1993

 Parties to Escrow   Addresses

[Name of Company]




By:_____________________________
   Title:_______________________


INTERNATIONALE NEDERLANDEN BANK  135 East 57th Street
  N.V., NEW YORK BRANCH,  New York, New York  10022-2102
      as Escrowee    Attention:  Matthew J. Cooleen

By:_____________________________
   Title:_______________________
PAGE

            [Letterhead of E-II Holdings, Inc.]






Internationale Nederlanden Bank N.V.,
  New York Branch, as Escrowee
135 East 57th Street
New York, New York  10022-2102
Attention:  Matthew J. Cooleen

Gentlemen:

 We hereby certify that the United States Bankruptcy Court, Southern District of New York, has entered an order authorizing the release to us of the funds maintained in escrow account number ______, a copy of which is attached to this certificate, and such order has become final and non-appealable and is in full force and effect on and as of the date hereof.

  Very truly yours,

  E-II HOLDINGS, INC.,
    debtor and debtor-in-possession


Dated _________, 1993 _______________________________
  Title:

PAGE

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- -----------------------------------x
       : Chapter 11
In re:       Case No. 92-B-43614 (CB)
       :
E-II HOLDINGS, INC.,
       :
   Debtor.
       :
- -----------------------------------x



                     ORDER APPROVING SALE OF
                 ASSETS TO ACF INDUSTRIES, INC.
                         OR ITS DESIGNEE


 The Court having directed and authorized the Debtor to sell all of its assets (other than cash, rights to payment from Unilever, Inc. and unliquidated claims against third parties) (the
"Assets") to the highest bidder at a sale pursuant to 11 U.S.C.
Section 363(c)(2); and ACF Industries, Inc. and/or its designees and affiliates (collectively, "ACF") having posted letters of credit issued by ING Bank (the "L/Cs") and having escrowed cash at ING Bank (the "Escrow Cash") in an amount aggregating ________________________ to secure the bid made by ACF; and notice of such sale, and the terms and conditions thereof, having been given more than 20 days prior to the date thereof in accordance with Rule Bankruptcy Rules 2002(a)(2) and 6004; and a sale having been held in accordance with terms prescribed in the order authorizing the sale; and the Court having scheduled a hearing on such sale for _____________; and ACF having made the highest and best bid for the purchase of the Assets at such sale that and ACF having purchased the Assets in good faith; and the Debtor having given the notification required under subsection
(a) of Section 7A of the Clayton Act (15 U.S.C. Section 18a) and the required waiting period (as shortened to ten days under 11
U.S.C Section 363(b)(2)(B)) having expired without objection by either the United States Department of Justice or Federal Trade
Commission to the proposed sale of the Assets to ACF; and after due deliberation and sufficient cause appearing therefor; it is hereby
 FOUND, that ACF has purchased the Assets in good faith; and it is hereby
 FOUND, that the cash paid by ACF out of the proceeds of the L/Cs and the Escrowed Cash to the Debtor in exchange for the Assets is good, valuable and fair consideration for the Assets; and it is hereby

 ORDERED, that all of the Debtor's right, title and interest in and to the Assets be, and it hereby is, sold, conveyed, transferred and set over to ACF free and clear of any liens, security interests, encumbrances or adverse claims of any nature or description; and it is hereby
 ORDERED, that ACF shall be, and it hereby is, granted good and warrantable title to the Assets, free and clear of any liens, security interests, encumbrances or adverse claims of any nature or description; and it is hereby
 ORDERED, that the Debtor be, and it hereby is, authorized to withdraw the Escrow Cash, and it is hereby
 ORDERED, that the Debtor be, and it hereby is, authorized to draw on the L/Cs.

Dated: New York, New York
 April 19, 1993


  United States Bankruptcy Judge

PAGE

 The Escrowed Funds shall be released to the parties set forth below on the first to occur of the following events:
 [a] to ACF on the day the court having jurisdiction over the chapter 11 case of E-II Holdings, Inc. enters an order confirming the plan of reorganization dated
  March 3, 1993;
 [b] to E-II Holdings, Inc., as debtor and debtor-in-possession, on the day an order is entered in the form attached hereto; or
 [c] to ACF on July 24, 1993.
PAGE

                                              EXHIBIT D






        May __, 1993




Internationale Nederlanden Bank, N.V.
  New York Branch
135 East 57th Street
New York, New York 10022

Ladies and Gentlemen:

 We have acted as counsel to Tortoise Corp. (the "Company") in connection with the Amended and Restated Credit Agreement ("Credit Agreement") dated as of May 20, 1993, between the Company and Internationale Nederlanden Bank N.V., New York Branch, providing for loans to be made to and letters of credit to be issued for the account of the Company. Terms defined in the Credit Agreement are used herein as defined therein.

 In furnishing this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Credit Agreement, the other Basic Documents delivered in connection therewith by the Company, the certificate of incorporation and all amendments thereto and the by-laws of the Company, such other corporate records of the Company, certificates of public officials and of officers and representatives of the Company, resolutions of the board of directors of the Company and such matters of law, as we have deemed appropriate or necessary as the basis for the opinions hereinafter set forth. As to various questions of fact material to our opinion (including, without limitation, those factual matters which are stated to be to the best of our knowledge), we have relied solely upon representations in the Credit Agreement and the Basic Documents by the Company and upon certificates of officers of the Company or oral representations made by such officers to us and have made no independent investigation of such facts.

 In making such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to originals of documents submitted to us as certified or photostatic copies.

 In making our examination of documents we have assumed as to Persons other than the Company: (i) such parties had the power to enter into such documents and to perform all obligations thereunder, (ii) the execution and delivery by such parties of such document has taken place and has been duly authorized by all requisite action, and (iii) the validity and binding effect of such documents on such parties. With your consent, we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion expressed herein.

 Based solely on the foregoing, and subject to the qualifications and exceptions specified in this letter, we are of the opinion that:

 1. The Company is a corporation duly organized validly existing and in good standing under the laws of New York and has the necessary corporate power to make and perform the Basic Documents and to borrow under the Credit Agreement. To the best of our knowledge, it is not necessary for the Company to be qualified as a foreign corporation to transact business outside of New York.

 2. The making and performance by the Company of the Basic Documents and the borrowings under the Credit Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or regulation or any provision of its certificate of incorporation or by-laws or result in the breach of, or constitute a default or require any consent under, or (except for the Liens created pursuant to the Security Documents) result in the creation of any Lien upon any of the properties, revenues or assets of the Company pursuant to any indenture or any other agreement or instrument known to us to which the Company is a party, by which the Company or its

Properties may be bound, pursuant to the indenture of ACF dated as of February 28, 1986, as amended, the indenture of ACF dated as of December 15, 1984, as amended, or, to the best of our knowledge without independent investigation, any other agreement or instrument to which ACF is a party.

 3. The Credit Agreement, the Security Agreement constitute and the Tortoise Guaranty, and the Note when executed and delivered will constitute, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as the foregoing may be (i) limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or generally affecting creditors rights, (ii) subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether enforceability is considered in a proceeding at law or in equity) and (iii) limited by state or federal securities laws or public policy relating thereto with respect to any rights of indemnification. We express no opinion with respect to those provisions of the Basic Documents relating to whether or not rights or remedies are exclusive. In addition, no opinion is expressed herein as to the specific remedy that any court, governmental authority or arbitrator may grant, impose or render and as to the legality, validity, binding nature or enforceability of each and every right, remedy and provision of the Basic Documents, but, subject to the limitations set forth in the foregoing clauses (i), (ii) and (iii), it is our opinion that any such failure will not render the Basic Documents invalid as a whole or substantially interfere with the realization of the principal benefits provided thereby through the exercise of the rights and remedies provided in the Basic Documents and those otherwise legally available.

 4. There are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, known to us to be pending or threatened against or affecting the Company or any Properties or rights of the Company which, if adversely determined, would have a Material Adverse Effect.

 5. No authorizations, consents, approvals, licenses, filings or registrations with any governmental or regulatory authority, bureau or agency are required in connection with the execution, delivery or performance by the Company of the Basic Documents.

 6. Upon the transfer by the Company to the Bank of the Pledged Securities (within the meaning of Section 8-313 of the New York Uniform Commercial Code) and upon the execution of the Security Agreement, there will be created in favor of the Bank a valid security interest in all Collateral (as defined therein) in which the Company has rights, in each case as collateral security for the payment of the Secured Obligations described in the Security Agreement. We express no opinion as to the validity of the security interests which may be created by the Security Agreement with respect to property (other than the Pledged Securities) distributed on or with respect to the Pledged Securities after the date hereof. We also express no opinion as to the right, title or interest of the Company in or to any Properties in which any Liens are purported to be created by any of the Security Documents or the perfection or priority of any such Liens.

 7.  The Company is not an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

 We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is directed to the addressee hereof and may not be relied on by any other person without the prior written consent of the undersigned. Our opinion is based and relies on the current status of the law, and is subject in all respects to, and may be limited by, further rules, regulations and legislation, as well as developing case law. We do not undertake to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion.

       Very truly yours,

PAGE

                                              EXHIBIT D



                        [Form of Opinion]


PAGE

                                              EXHIBIT E

               [Form of Confidentiality Agreement]


                    CONFIDENTIALITY AGREEMENT


         [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]


   Re: Amended and Restated Credit Agreement dated as of May 20,
1993, between Tortoise Corp. (the "Company") and Internationale
Nederlanden Bank N.V., New York Branch.

Dear ____________:

 As the Bank party to the above-referenced Amended and Restated Credit Agreement (the "Credit Agreement"), we have agreed with Tortoise Corp. (the "Company") pursuant to Section 10.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

 As provided in said Section 10.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement) and Letters of Credit (as defined in the Credit Agreement)][assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

 Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel (whom you shall notify of the confidential nature of such information) or to our counsel, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which you are a party, (v) to a subsidiary or affiliate of yours as provided in Section 10.12(a) of the Credit Agreement, or
(vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of (x) any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) any disclosure in connection with any litigation to which you or we are a party; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

 Please be aware that the Company is an intended third party beneficiary of your agreements contained herein and has rights under this Confidentiality Agreement as fully as if it were a party hereto.

 Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

     Very truly yours,


     INTERNATIONALE NEDERLANDEN BANK N.V.,
       NEW YORK BRANCH


     By __________________________________


The foregoing is agreed to
as of the date of this letter.

[Insert name of prospective
  participant or assignee]


By __________________________

PAGE

                                                   EXHIBIT F

                        ISSUANCE REQUEST



Internationale Nederlanden Bank N.V.,
  New York Branch
135 East 57th Street
New York, New York  10022

Attention:

   Re: Amended and Restated Credit Agreement, dated as of May 20, 1993 (together with all amendments, if any, thereafter from time to time made thereto, the "Credit Agreement"), between Tortoise Corp. (the "Company") and Internationale Nederlanden Bank N.V. (the "Bank").

Gentlemen/Ladies:

 This Issuance Request is delivered to you pursuant to Section
3.03 of the Credit Agreement. Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Credit Agreement.

 The Company hereby requests that on _________, 19__ (the "Date of Issuance") you <F1>[issue a Letter of Credit on _________, 19__ in the initial Stated Amount of $________ with a Stated Expiry Date (as defined therein) of ________, 19__] [extend the Stated Expiry Date as defined under Irrevocable Standby Letter of Credit No.__, issued on __________________, 19--, in the initial Stated Amount of $________) to a revised Stated Expiry Date (as defined therein of _________, 19__].


 The beneficiary of the requested Letter of Credit will be
<F2>__________________ and such Letter of Credit will be in
support of <F3>____________________.

 The Company hereby acknowledges that, pursuant to Section 6.02 of the Credit Agreement, each of the delivery of this Issuance Request and the [issuance] [extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Company that, on such date of [issuance] [extension] all statements set forth in Section 6.02 are true and correct in all material respects.

 The Company agrees that if, prior to the time of the
<F4>[issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Bank. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Bank shall receive written notice to the contrary from the Bank, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

 IN WITNESS WHEREOF, the Company has caused this request to be executed and delivered by its duly Authorized Officer this day of _________, 19__.



       TORTOISE CORP.



       By __________________________
          Title:

[FN]

<F1>
Insert as appropiate.
<F2>
Insert name and address of beneficiary.
<F3>
Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.
<F4>
Complete as appropiate.


                                                    SCHEDULE 2

                   INVESTMENTS OF THE COMPANY
                          SECTION 7.13





                                        PRINCIPAL AMOUNT($)/
NAME OF ISSUER DESCRIPTION OF SECURITY  NO. OF SECURITIES

Brooke Partners14.5% Bonds due 4/1/98   $60,875,000
Brooke Partners16.125% Bonds due 4/1/97 $29,910,000
Astrum Int'l.  11.5% Bonds due 2003     $42,335,000
Astrum Int'l.  Common Stock               1,848,118
Envirodyne     Common Stock                 242,372
Farley Inc.    Zero Coupon Subordinated
                 Debentures due 12/30/2012 $5,172,000
Gillett        Class 1 Common Stock         194,479
Gillett        Class 2 Common Stock         643,934
Lanesborough   12.375% Bonds due 3/15/97 $3,000,000
Liggett        11.5% Bonds due 2/1/99   $13,640,000
Memorex Telex NVNew Common Stock          1,948,995
Memorex Telex NVNew Warrants                129,714
Western Union  19.25% Bonds due 12/15/92$40,000,000



PAGE

                        SCHEDULE OF LOANS

 This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                     Amount
Date                                 Paid,
Made,      Prin-             Duration  Prepaid,   Unpaid
Continued  cipal   Type      of      Continued  Prin-
or        Amount  of   Interest  Interest  or         cipal
Converted  of Loan Loan Rate      Period    Converted  Amount


Notation
Made by

PAGE

                                              SCHEDULE 1

              LIST OF INITIALLY PLEDGED SECURITIES





                                    PRINCIPAL AMOUNT ($)/
NAME OF ISSUER DESCRIPTION OF SECURITYNO. OF SECURITIES
Brooke Partners14.5% Bonds due 4/1/98$60,875,000
Brooke Partners16.125% Bonds due 4/1/97 $29,910,000
Astrum Int'l.  11.5% Bonds due 2003$42,335,000
Astrum Int'l.  Common Stock   1,848,118
EnvirodyneCommon Stock   242,372
Farley Inc.    Zero Coupon Subordinated Debentures due 12/30/2012
$5,172,000
Gillett   Class 1 Common Stock194,479
Gillett   Class 2 Common Stock643,934
Lanesborough   12.375% Bonds due 3/15/97$3,000,000
Liggett   11.5% Bonds due 2/1/99$13,640,000
Memorex Telex NVNew Common Stock1,948,995
Memorex Telex NVNew Warrants  129,714
Western Union  19.25% Bonds due 12/15/92$40,000,000

PAGE

                                              EXHIBIT C-2



                            GUARANTY


 THIS GUARANTY dated as of May 20, 1993 (this "Guaranty"), made by AMERICAN CAR LINE II COMPANY, a corporation duly organized and existing under the laws of Delaware (the "Guarantor"), in favor of INTERNATIONALE NEDERLANDEN BANK N.V., New York Branch (the "Lender"),


                      W I T N E S S E T H:


 WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of May 20, 1993 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between Tortoise Corp., a New York corporation (the "Borrower") and the Lender, the Lender has extended Commitments to make Loans to and issue Letters of Credit for the account of the Borrower; and

 WHEREAS, as a condition precedent to the making of the initial
Loans and the issuance of the initial Letters of Credit under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

 WHEREAS, the Borrower is paying to the Guarantor compensation for executing and delivering this Guaranty; and

 WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

 NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make the Loans (including the initial Loan) to the Borrower pursuant to the Credit Agreement and to issue Letters of Credit (including the initial Letter of Credit) for the account of the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of the Lender, as follows:

                            ARTICLE I

                           DEFINITIONS

 SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

 "Borrower" is defined in the first recital.

 "Credit Agreement" is defined in the first recital.

 "Guarantor" is defined in the preamble.

 "Guaranty" is defined in the preamble.

 "Lender" is defined in the preamble.

 "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Credit Agreement and the other Basic Documents (as defined in the Credit Agreement), other than this Guaranty and the Tortoise Guaranty (as defined in the Credit Agreement).

 "Security Agreement" means the Security Agreement - Trust Deed, dated as of May 20, 1993, as amended, supplemented or otherwise modified from time to time, between the Guarantor and the Lender.

 "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

 SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

 SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

                           ARTICLE II

                       GUARANTY PROVISIONS

 SECTION 2.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section502(b) and Section506(b)), and

  (b) indemnifies and holds harmless the Lender and each holder of any Obligations of the Borrower for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Lender or such holder, as the case may be, in enforcing any rights under this Guaranty.

provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Lender or any holder of any Obligations of the Borrower exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

 SECTION 2.2. Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or the Guarantor, or the inability or failure of the Borrower or the Guarantor to pay debts as they become due, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower may not then be due and payable, the Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

 SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and the Commitment shall have terminated. The Guarantor guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of the Credit Agreement and each other Basic Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender or any holder of any Obligations of the Borrower with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

  (a) any lack of validity, legality or enforceability of the Credit Agreement or any other Basic Document;

  (b) the failure of the Lender or any holder of any Obligations of the Borrower

   (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person (including any other guarantor) under the provisions of the Credit Agreement or otherwise, or

   (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower;

  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower, or any other extension, compromise or renewal of any Obligation of the Borrower;

  (d) any reduction, limitation, impairment or termination of the Obligations of the Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Borrower or otherwise;

  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Basic Document;

  (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Lender or any holder of any Obligations of the Borrower; or

  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.

 SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations of the Borrower is rescinded or must otherwise be restored by the Lender or any holder of any Obligations of the Borrower, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, as though such payment had not been made.

 SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower and this Guaranty and any requirement that the Lender or any holder of any Obligations of the Borrower protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower or any other Person (including any other guarantor) or entity or any collateral securing payment of the Obligations of the Borrower.

 SECTION 2.6. Waiver of Subrogation. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations of the Borrower shall not have been paid in cash in full and the Commitment of the Lender under the Credit Agreement and any other commitments by the Lender to the Borrower have not been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied upon the Obligations of the Borrower, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

 SECTION 2.7.  Successors, Transferees and Assigns; Transfers of
Notes, etc.  This Guaranty shall:

  (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

  (b) inure to the benefit of and be enforceable by the Lender, each holder of any Obligations of the Borrower and each of their respective successors, transferees and assigns.

Without limiting the generality of clause (b), the Lender may assign or otherwise transfer (in whole or in part) any Obligations of the Borrower to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under this Guaranty or otherwise, subject, however, to the provisions of Section 10.06 of the Credit Agreement.

                           ARTICLE III

                    MISCELLANEOUS PROVISIONS

 SECTION 3.1. Binding on Successors, Transferees and Assigns; Assignment of Guaranty. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and each holder of any Obligations of the Borrower and their respective successors and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lender and each holder of any Obligations of the Borrower.

 SECTION 3.2. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

 SECTION 3.3. Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing (including facsimile communication) and mailed or telecopied or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Lender. All such notices and other communications shall, when mailed or telecopied, respectively, be effective when deposited in the mails or telecopied, respectively, addressed as aforesaid.

 SECTION 3.4. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of the Lender or any holder of any Obligations of the Borrower to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

 SECTION 3.5.  Section Captions.  Section captions used in this
Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

 SECTION 3.6. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

 SECTION 3.7.Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF
NEW YORK.

 SECTION 3.8. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT AGREEMENT.

PAGE

 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

  AMERICAN CAR LINE II COMPANY

  By:____________________________
      Title:

  Address:  3301 Rider Trail South
            (Suite 234)
            Earth City, Missouri
            63045-1393

              Telecopy:   (314) 344-4216

  Attention:  President

  with copy to:

      Robert Mitchell
      100 South Bedford Road
      Mount Kisco, New York 10549

      Telecopy:  (914) 242-4097

PAGE

                                              EXHIBIT C-3

                                              Escrow No. _______


                       ESCROW INSTRUCTIONS


To: Internationale Nederlanden Bank N.V.,
   New York Branch, as Escrowee
 135 East 57th Street
 New York, New York  10022-2102
 Attention:  Matthew J. Cooleen



 [Name of Company], a ___________ corporation ("XXX") has deposited with you the amount of $______________ (the "Escrow
Property").

 As Escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Property in the following manner (the
"Instructions") subject, however, to the terms and conditions
(the "Terms and Conditions") hereinafter set forth:

 A. The Escrow Property shall be held by the Escrowee and invested as provided in Paragraph B below. The Escrow Property shall be released to the parties set forth below on the first to occur of the following events:

  [a] to ACF Industries, Incorporated on the day that ACF presents to Escrowee a signed certificate to the effect that the court having jurisdiction over the chapter 11 case of E-II
Holdings, Inc. has entered an order confirming the plan of reorganization dated March 3, 1993;

  [b] to E-II Holdings, Inc., as debtor and debtor-in-possession, on the day that the Escrowee is presented with a signed certificate from E-II Holdings, Inc. in the form of Attachment 1 hereto, together with an order of the United States Bankruptcy Court, Southern District of New York, in the form attached to such certificate; or

  [c] to XXX on June 7, 1993 or such later date as specified by XXX by written notice to the Escrowee given at any time on or prior to June 7, 1993.

 B. Escrowee shall hold the Escrow Property for the account of XXX and shall use all reasonable efforts to invest the Escrow Property; provided, however, that the Escrowee shall invest the Escrow Property only in such Permitted Investments (hereinafter defined) as XXX shall direct the Escrowee from time to time. All earnings on the Escrow Property shall be for the account of ACF. The Escrowee shall not be responsible for, or liable to, any party to these Escrow Instructions for any loss suffered in connection with any investment of funds made by it in accordance with these Escrow Instructions. As used herein, "Permitted Investment" shall mean

  (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 270 days from the date of acquisition thereof;

  (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof;

  (c)  commercial paper rated A-1 or better or P-1 by Standard &
Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; and

  (d) repurchase agreements and reverse repurchase agreements with any bank having combined capital and surplus in an amount of not less than $50,000,000, or any primary dealer of United States government securities, relating to marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within 30 days from the date of acquisition thereof, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

 C. In the event that you receive conflicting instructions pursuant to Paragraphs A or B of these Instructions, you shall be entitled, but not required, to consult with counsel of your choosing and to act or omit to act as so advised by such counsel. Notwithstanding anything to the contrary contained herein, but not in limitation of the provisions of Paragraph 2 of the Terms and Conditions, you shall not be liable in any manner whatsoever to any or all of the undersigned if you choose to act or omit to act as advised by such counsel.


                      Terms and Conditions

1. Your duties and responsibilities shall be limited to those expressly set forth in these Escrow Instructions, and you shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, with your written consent, these Escrow instructions may be amended at any time or times by an instrument in writing signed by all the then parties in interest.

2. You are authorized in your sole discretion to disregard any and all notices or instructions given by any of the undersigned or by any other person, firm or corporation, except only such notices or instructions as are hereinabove provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished, or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events you are authorized, in your sole discretion, to rely upon and comply with any such order, writ, judgment or decree which you are advised by legal counsel of your own choosing is binding upon you; and if you comply with any such order, writ, judgment or decree you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

3. You shall not be personally liable for any act taken or omitted hereunder if taken or omitted by you in good faith and in the exercise of your own best judgment. You shall also be fully protected in relying upon any written notice, demand, certificate or document which you in good faith believe to be genuine.

4. You shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents now or hereafter deposited hereunder, or for any description therein, nor shall you be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document or these Escrow Instructions.

5. Any notices which you are required or desire to give hereunder to any of the undersigned shall be in writing and may be given by mailing the same to the address indicated below opposite the signature of such undersigned (or to such other address as such undersigned may have theretofore substituted therefor by written notification to you), by United States mail, postage prepaid.
For all purposes hereof any notice so mailed shall be as effectual as though served upon the person of the undersigned to whom it was mailed at the time it is deposited in the United States mail by you whether or not such undersigned thereafter actually receives such notice. Notices to you shall be in writing and shall not be deemed to be given until actually received by your employee or officer who administers this escrow. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or holiday, such time shall be extended to the next business day, but such an extension shall in no manner affect the rights of the undersigned among and between themselves under any agreement among and between themselves.

6. If you believe it to be reasonably necessary to consult with counsel concerning any of your duties in connection with this escrow, or in case you become involved in litigation on account of being Escrowee hereunder or on account of having received property subject hereto, then in either case, your costs, expenses, and reasonable attorneys' fees shall be paid by XXX.

7. You shall, from time to time, be paid a reasonable fee for your services hereunder by XXX, as agreed separately between you and XXX.

8. It is understood that you reserve the right to resign as Escrowee at any time by giving written notice of your resignation, specifying the effective date thereof, to the undersigned. Within thirty (30) days after receiving the aforesaid notice, XXX and you agree to appoint a successor Escrowee to which you may distribute the property then held hereunder. If a successor Escrowee has not been appointed and has not accepted such appointment by the end of the thirty-day period, you may apply to a court of competent jurisdiction for the appointment of a successor Escrowee, and the costs, expenses and reasonable attorneys' fees which you incur in connection with such a proceeding shall be paid by XXX.

9. XXX hereby agrees to reimburse you, on demand, for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by you in connection with the administration of these Escrow Instructions. XXX hereby indemnifies, exonerates and holds free and harmless you and each of your officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") incurred by the Indemnified Parties or any of them hereunder or in connection herewith or in connection with the transactions contemplated hereby; provided however, that XXX shall not be required to indemnify any Indemnified Party pursuant to this Paragraph for any Indemnified Liabilities to the extent caused by such Indemnified Party's wilful misconduct or gross negligence. If and to the extent that the foregoing undertaking may be unenforceable for any reason, XXX hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The agreements in this Paragraph 9 and in Paragraphs 6, 7 and 8 relating to payment of fees, costs, expenses and reasonable attorneys' fees shall survive the termination of these Escrow Instructions.

10. These Escrow Instructions shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the choice of law provisions thereof. XXX hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to these Escrow Instructions or the transactions contemplated hereby. XXX irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

11. EACH OF ACF AND YOU HEREBY IRREVOCABLY WAIVES, TO THE FULLEST
EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN
ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THESE ESCROW
INSTRUCTIONS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. These Escrow Instructions may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Escrow Instructions.


Dated:  May 20, 1993

 Parties to Escrow   Addresses


[Name of Company]




By:_____________________________
   Title:_______________________


INTERNATIONALE NEDERLANDEN BANK  135 East 57th Street
  N.V., NEW YORK BRANCH,  New York, New York  10022-2102
      as Escrowee    Attention:  Matthew J. Cooleen

By:_____________________________
   Title:_______________________

PAGE

              [Letterhead of E-II Holdings, Inc.]






Internationale Nederlanden Bank N.V.,
  New York Branch, as Escrowee
135 East 57th Street
New York, New York  10022-2102
Attention:  Matthew J. Cooleen

Gentlemen:

 We hereby certify that the United States Bankruptcy Court, Southern District of New York, has entered an order authorizing the release to us of the funds maintained in escrow account number ______, a copy of which is attached to this certificate, and such order has become final and non-appealable and is in full force and effect on and as of the date hereof.

  Very truly yours,

  E-II HOLDINGS, INC.,
    debtor and debtor-in-possession


Dated _________, 1993 _______________________________
  Title:

PAGE

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- -----------------------------------x
       : Chapter 11
In re:       Case No. 92-B-43614 (CB)
       :
E-II HOLDINGS, INC.,
       :
   Debtor.
       :
- -----------------------------------x



                     ORDER APPROVING SALE OF
                 ASSETS TO ACF INDUSTRIES, INC.
                         OR ITS DESIGNEE


 The Court having directed and authorized the Debtor to sell all of its assets (other than cash, rights to payment from Unilever, Inc. and unliquidated claims against third parties) (the "Assets") to the highest bidder at a sale pursuant to 11 U.S.C.
Section 363(c)(2); and ACF Industries, Inc. and/or its designees and affiliates (collectively, "ACF") having posted letters of credit issued by ING Bank (the "L/Cs") and having escrowed cash at ING Bank (the "Escrow Cash") in an amount aggregating ________________________ to secure the bid made by ACF; and notice of such sale, and the terms and conditions thereof, having been given more than 20 days prior to the date thereof in accordance with Rule Bankruptcy Rules 2002(a)(2) and 6004; and a sale having been held in accordance with terms prescribed in the order authorizing the sale; and the Court having scheduled a hearing on such sale for _____________; and ACF having made the highest and best bid for the purchase of the Assets at such sale that and ACF having purchased the Assets in good faith; and the Debtor having given the notification required under subsection
(a) of Section 7A of the Clayton Act (15 U.S.C. Section 18a) and the required waiting period (as shortened to ten days under 11 U.S.C Section 363(b)(2)(B)) having expired without objection by either the United States Department of Justice or Federal Trade Commission to the proposed sale of the Assets to ACF; and after due deliberation and sufficient cause appearing therefor; it is hereby
 FOUND, that ACF has purchased the Assets in good faith; and it is hereby
 FOUND, that the cash paid by ACF out of the proceeds of the L/Cs and the Escrowed Cash to the Debtor in exchange for the Assets is good, valuable and fair consideration for the Assets; and it is hereby
 ORDERED, that all of the Debtor's right, title and interest in and to the Assets be, and it hereby is, sold, conveyed, transferred and set over to ACF free and clear of any liens, security interests, encumbrances or adverse claims of any nature or description; and it is hereby
 ORDERED, that ACF shall be, and it hereby is, granted good and warrantable title to the Assets, free and clear of any liens, security interests, encumbrances or adverse claims of any nature or description; and it is hereby
 ORDERED, that the Debtor be, and it hereby is, authorized to withdraw the Escrow Cash, and it is hereby
 ORDERED, that the Debtor be, and it hereby is, authorized to draw on the L/Cs.

Dated: New York, New York
 April 19, 1993



  United States Bankruptcy Judge

PAGE

 The Escrowed Funds shall be released to the parties set forth below on the first to occur of the following events:
 [a] to ACF on the day the court having jurisdiction over the chapter 11 case of E-II Holdings, Inc. enters an order confirming the plan of reorganization dated
  March 3, 1993;
 [b] to E-II Holdings, Inc., as debtor and debtor-in-possession, on the day an order is entered in the form attached hereto; or
 [c] to ACF on July 24, 1993.
PAGE

                                              EXHIBIT D<F1>






        May __, 1993




Internationale Nederlanden Bank, N.V.
  New York Branch
135 East 57th Street
New York, New York 10022

Ladies and Gentlemen:

 We have acted as counsel to Tortoise Corp. (the "Company") in connection with the Amended and Restated Credit Agreement ("Credit Agreement") dated as of May 20, 1993, between the Company and Internationale Nederlanden Bank N.V., New York Branch, providing for loans to be made to and letters of credit to be issued for the account of the Company. Terms defined in the Credit Agreement are used herein as defined therein.

 In furnishing this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Credit Agreement, the other Basic Documents delivered in connection therewith by the Company, the certificate of incorporation and all amendments thereto and the by-laws of the Company, such other corporate records of the Company, certificates of public officials and of officers and representatives of the Company, resolutions of the board of directors of the Company and such matters of law, as we have deemed appropriate or necessary as the basis for the opinions hereinafter set forth. As to various questions of fact material to our opinion (including, without limitation, those factual

[FN]

<F1>
Subject to further review
matters which are stated to be to the best of our knowledge), we have relied solely upon representations in the Credit Agreement and the Basic Documents by the Company and upon certificates of officers of the Company or oral representations made by such officers to us and have made no independent investigation of such facts.

 In making such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to originals of documents submitted to us as certified or photostatic copies.

 In making our examination of documents we have assumed as to Persons other than the Company: (i) such parties had the power to enter into such documents and to perform all obligations thereunder, (ii) the execution and delivery by such parties of such document has taken place and has been duly authorized by all requisite action, and (iii) the validity and binding effect of such documents on such parties. With your consent, we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion expressed herein.

 Based solely on the foregoing, and subject to the qualifications and exceptions specified in this letter, we are of the opinion that:

 1. The Company is a corporation duly organized validly existing and in good standing under the laws of New York and has the necessary corporate power to make and perform the Basic Documents and to borrow under the Credit Agreement. To the best of our knowledge, it is not necessary for the Company to be qualified as a foreign corporation to transact business outside of New York.

 2. The making and performance by the Company of the Basic Documents and the borrowings under the Credit Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or regulation or any provision of its certificate of incorporation or by-laws or result in the breach of, or constitute a default or require any consent under, or (except for the Liens created pursuant to the Security Documents) result in the creation of any Lien upon any of the properties, revenues or assets of the Company pursuant to any indenture or any other agreement or instrument known to us to which the Company is a party, by which the Company or its Properties may be bound, pursuant to the indenture of ACF dated as of February 28, 1986, as amended, the indenture of ACF dated as of December 15, 1984, as amended, or, to the best of our knowledge without independent investigation, any other agreement or instrument to which ACF is a party.

 3. The Credit Agreement, the Security Agreement constitute and the Tortoise Guaranty, and the Note when executed and delivered will constitute, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as the foregoing may be (i) limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or generally affecting creditors rights, (ii) subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether enforceability is considered in a proceeding at law or in equity) and (iii) limited by state or federal securities laws or public policy relating thereto with respect to any rights of indemnification. We express no opinion with respect to those provisions of the Basic Documents relating to whether or not rights or remedies are exclusive. In addition, no opinion is expressed herein as to the specific remedy that any court, governmental authority or arbitrator may grant, impose or render and as to the legality, validity, binding nature or enforceability of each and every right, remedy and provision of the Basic Documents, but, subject to the limitations set forth in the foregoing clauses (i), (ii) and (iii), it is our opinion that any such failure will not render the Basic Documents invalid as a whole or substantially interfere with the realization of the principal benefits provided thereby through the exercise of the rights and remedies provided in the Basic Documents and those otherwise legally available.

 4. There are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, known to us to be pending or threatened against or affecting the Company or any Properties or rights of the Company which, if adversely determined, would have a Material Adverse Effect.

 5. No authorizations, consents, approvals, licenses, filings or registrations with any governmental or regulatory authority, bureau or agency are required in connection with the execution, delivery or performance by the Company of the Basic Documents.

 6. Upon the transfer by the Company to the Bank of the Pledged Securities (within the meaning of Section 8-313 of the New York Uniform Commercial Code) and upon the execution of the Security Agreement, there will be created in favor of the Bank a valid security interest in all Collateral (as defined therein) in which the Company has rights, in each case as collateral security for the payment of the Secured Obligations described in the Security Agreement. We express no opinion as to the validity of the security interests which may be created by the Security Agreement with respect to property (other than the Pledged Securities) distributed on or with respect to the Pledged Securities after the date hereof. We also express no opinion as to the right, title or interest of the Company in or to any Properties in which any Liens are purported to be created by any of the Security Documents or the perfection or priority of any such Liens.

 7.  The Company is not an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

 We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is directed to the addressee hereof and may not be relied on by any other person without the prior written consent of the undersigned. Our opinion is based and relies on the current status of the law, and is subject in all respects to, and may be limited by, further rules, regulations and legislation, as well as developing case law. We do not undertake to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion.

       Very truly yours,
PAGE

                                              EXHIBIT D



                        [Form of Opinion]


PAGE

                                              EXHIBIT E

               [Form of Confidentiality Agreement]


                    CONFIDENTIALITY AGREEMENT


         [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]


   Re: Amended and Restated Credit Agreement dated as of May 20,
1993, between Tortoise Corp. (the "Company") and Internationale
Nederlanden Bank N.V., New York Branch.

Dear ____________:

 As the Bank party to the above-referenced Amended and Restated Credit Agreement (the "Credit Agreement"), we have agreed with Tortoise Corp. (the "Company") pursuant to Section 10.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

 As provided in said Section 10.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement) and Letters of Credit (as defined in the Credit Agreement)][assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

 Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel (whom you shall notify of the confidential nature of such information) or to our counsel, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which you are a party, (v) to a subsidiary or affiliate of yours as provided in Section 10.12(a) of the Credit Agreement, or
(vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of (x) any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) any disclosure in connection with any litigation to which you or we are a party; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

 Please be aware that the Company is an intended third party beneficiary of your agreements contained herein and has rights under this Confidentiality Agreement as fully as if it were a party hereto.


PAGE

 Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

     Very truly yours,


     INTERNATIONALE NEDERLANDEN BANK N.V.,
       NEW YORK BRANCH


     By __________________________________


The foregoing is agreed to
as of the date of this letter.


[Insert name of prospective
  participant or assignee]


By __________________________

PAGE

                                                   EXHIBIT F

                        ISSUANCE REQUEST



Internationale Nederlanden Bank N.V.,
  New York Branch
135 East 57th Street
New York, New York  10022

Attention:

   Re: Amended and Restated Credit Agreement, dated as of May 20, 1993 (together with all amendments, if any, thereafter from time to time made thereto, the "Credit Agreement"), between Tortoise Corp. (the "Company") and Internationale Nederlanden Bank N.V. (the "Bank").

Gentlemen/Ladies:

 This Issuance Request is delivered to you pursuant to Section
3.03 of the Credit Agreement. Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Credit Agreement.

 The Company hereby requests that on _________, 19__ (the "Date of Issuance") you <F1> [issue a Letter of Credit on _________, 19__ in the initial Stated Amount of $________ with a Stated Expiry Date (as defined therein) of ________, 19__] [extend the Stated Expiry Date as defined under Irrevocable Standby Letter of Credit No.__, issued on __________________, 19--, in the initial Stated Amount of $________) to a revised Stated Expiry Date (as defined therein of _________, 19__].

 The beneficiary of the requested Letter of Credit will be
<F2>__________________ and such Letter of Credit will be in
support of <F3>____________________.

 The Company hereby acknowledges that, pursuant to Section 6.02 of the Credit Agreement, each of the delivery of this Issuance Request and the [issuance] [extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Company that, on such date of [issuance] [extension] all statements set forth in Section 6.02 are true and correct in all material respects.






 The Company agrees that if, prior to the time of the
<F4> [issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Bank. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Bank shall receive written notice to the contrary from the Bank, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

 IN WITNESS WHEREOF, the Company has caused this request to be executed and delivered by its duly Authorized Officer this day of _________, 19__.



       TORTOISE CORP.



       By __________________________
          Title:
[FN]

<F1>
Insert as appropriate.

<F2>
Insert name and address of beneficiary.

<F3>
Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.



                            TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.


                                              Page


Section 1.     Definitions and Accounting
                  Matters. . . . . . . . . . . . . . . . . . .  1
     1.01      Certain Defined Terms . . . . . . . . . . . . .  1
     1.02      Accounting Terms and
                  Determinations . . . . . . . . . . . . . . . 17
     1.03      Types of Loans. . . . . . . . . . . . . . . . . 17

Section 2.     The Commitments . . . . . . . . . . . . . . . . 17
     2.01      Loans . . . . . . . . . . . . . . . . . . . . . 17
     2.02      Borrowings. . . . . . . . . . . . . . . . . . . 18
     2.03      Letters of Credit . . . . . . . . . . . . . . . 18
     2.04      Changes of Commitment . . . . . . . . . . . . . 18
     2.05      Fees. . . . . . . . . . . . . . . . . . . . . . 19
     2.06      Lending Offices . . . . . . . . . . . . . . . . 20
     2.07      Note. . . . . . . . . . . . . . . . . . . . . . 20
     2.08      Optional Prepayments and
                  Conversions or Continuations
                  of Loans . . . . . . . . . . . . . . . . . . 20
     2.09      Mandatory Prepayments . . . . . . . . . . . . . 20
     2.10      Additional Pledged Assets . . . . . . . . . . . 21

Section 3.     Payments of Principal and
                  Interest; Issuance of Letters
                  of Credit. . . . . . . . . . . . . . . . . . 22
     3.01      Repayment of Loans. . . . . . . . . . . . . . . 22
     3.02      Interest. . . . . . . . . . . . . . . . . . . . 22
     3.03      Issuing the Letters of Credit . . . . . . . . . 23
     3.04      Drawing under the Letters of
                  Credit . . . . . . . . . . . . . . . . . . . 23
     3.05      Reimbursement on Demand . . . . . . . . . . . . 23
     3.06      Obligations Absolute. . . . . . . . . . . . . . 24
     3.07      Action in Respect of the Letters
                  of Credit. . . . . . . . . . . . . . . . . . 24
     3.08      Indemnification . . . . . . . . . . . . . . . . 25
     3.09      Deemed Disbursements. . . . . . . . . . . . . . 26

Section 4.     Payments; Computations; etc.. . . . . . . . . . 26
     4.01      Payments. . . . . . . . . . . . . . . . . . . . 26
     4.02      Computations. . . . . . . . . . . . . . . . . . 27

     4.03      Minimum Amounts . . . . . . . . . . . . . . . . 27
     4.04      Certain Notices . . . . . . . . . . . . . . . . 27
     4.05      Set-off . . . . . . . . . . . . . . . . . . . . 28

Section 5.     Yield Protection, etc.. . . . . . . . . . . . . 29
     5.01      Additional Costs. . . . . . . . . . . . . . . . 29
     5.02      Limitation on Types of Loans. . . . . . . . . . 31
     5.03      Illegality. . . . . . . . . . . . . . . . . . . 32
     5.04      Compensation. . . . . . . . . . . . . . . . . . 32
     5.05      Withholding Taxes . . . . . . . . . . . . . . . 33

Section 6.     Conditions Precedent. . . . . . . . . . . . . . 33
     6.01      Initial Credit Extension. . . . . . . . . . . . 33
     6.02      Initial and Subsequent Credit
                  Extensions . . . . . . . . . . . . . . . . . 35

Section 7.     Representations and Warranties. . . . . . . . . 36
     7.01      Corporate Existence . . . . . . . . . . . . . . 36
     7.02      Financial Condition . . . . . . . . . . . . . . 36
     7.03      Litigation. . . . . . . . . . . . . . . . . . . 37
     7.04      No Breach . . . . . . . . . . . . . . . . . . . 37
     7.05      Action. . . . . . . . . . . . . . . . . . . . . 37
     7.06      Approvals . . . . . . . . . . . . . . . . . . . 37
     7.07      No Margin Stock . . . . . . . . . . . . . . . . 38
     7.08      ERISA . . . . . . . . . . . . . . . . . . . . . 38
     7.09      Taxes . . . . . . . . . . . . . . . . . . . . . 38
     7.10      Investment Company Act. . . . . . . . . . . . . 38
     7.11      Public Utility Holding Company
                  Act. . . . . . . . . . . . . . . . . . . . . 38
     7.12      Credit Agreements . . . . . . . . . . . . . . . 38
     7.13      Investments . . . . . . . . . . . . . . . . . . 38
     7.14      Railcar Credit Facility . . . . . . . . . . . . 39

Section 8.     Covenants of the Company. . . . . . . . . . . . 39
     8.01      Financial Statements. . . . . . . . . . . . . . 39
     8.02      Litigation. . . . . . . . . . . . . . . . . . . 42
     8.03      Existence, etc. . . . . . . . . . . . . . . . . 42
     8.04      Insurance . . . . . . . . . . . . . . . . . . . 43
     8.05      Prohibition of Fundamental
                  Changes. . . . . . . . . . . . . . . . . . . 43
     8.06      Limitation on Liens . . . . . . . . . . . . . . 44
     8.07      Indebtedness. . . . . . . . . . . . . . . . . . 44
     8.08      Investments . . . . . . . . . . . . . . . . . . 45
     8.09      Dividend Payments . . . . . . . . . . . . . . . 45
     8.10      Tangible Net Worth. . . . . . . . . . . . . . . 45
     8.11      Lines of Business . . . . . . . . . . . . . . . 45
     8.12      Transactions with Affiliates. . . . . . . . . . 45

     8.13      Use of Proceeds . . . . . . . . . . . . . . . . 46
     8.14      Maintenance Base. . . . . . . . . . . . . . . . 46
     8.15      Minimum Excess Equity . . . . . . . . . . . . . 46

Section 9.     Events of Default . . . . . . . . . . . . . . . 47

Section 10.    Miscellaneous . . . . . . . . . . . . . . . . . 51
     10.01     Waiver. . . . . . . . . . . . . . . . . . . . . 51
     10.02     Notices . . . . . . . . . . . . . . . . . . . . 51
     10.03     Expenses, etc.. . . . . . . . . . . . . . . . . 51
     10.04     Amendments, etc.. . . . . . . . . . . . . . . . 52
     10.05     Successors and Assigns. . . . . . . . . . . . . 52
     10.06     Assignments and Participations. . . . . . . . . 53

               10.07
               Survival. . . . . . . . . . . . . . . . . . . . 54
     10.08     Captions. . . . . . . . . . . . . . . . . . . . 55
     10.09     Counterparts. . . . . . . . . . . . . . . . . . 55
     10.10     Governing Law; Submission to
                  Jurisdiction . . . . . . . . . . . . . . . . 55
     10.11     Waiver of Jury Trial. . . . . . . . . . . . . . 55
     10.12     Treatment of Certain
                  Information; Confidentiality . . . . . . . . 55



ANNEX 1 List of Acceptable Valuation Sources

SCHEDULE 1 Indebtedness of The Company Section 7.12 and Section
8.07

SCHEDULE 2 Investment of the Company Section 7.13

SCHEDULE 3


EXHIBIT A    -  FORM OF NOTE
EXHIBIT B    -  FORM OF VALUATION CERTIFICATE
EXHIBIT C-1  -  SECURITY AGREEMENT
EXHIBIT C-2  -  GUARANTY
EXHIBIT C-3  -  ESCROW INSTRUCTIONS
EXHIBIT D    -  OPINION OF COUNSEL
EXHIBIT E    -  FORM OF CONFIDENTIALITY AGREEMENT
EXHIBIT F    -  ISSUANCE REQUEST
EXHIBIT G    -  HIGH COAST LETTER AGREEMENT
EXHIBIT H    -  HIGH RIVER LETTER AGREEMENT